Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF LIBERTY MEDIA CORPORATION

LIBERTY MEDIA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

(1)            The present name of the Corporation is Liberty Media Corporation. The original Certificate of Incorporation of the Corporation was filed on August 10, 2012. The name under which the Corporation was originally incorporated is Liberty Spinco, Inc.

(2)            This Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation, as filed on January 24, 2017 (as amended from time to time).

(3)            This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(4)            This Restated Certificate of Incorporation will become effective at [•], New York City time, on [•], 2023.

(5)            Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

Article I

NAME

The name of the corporation is Liberty Media Corporation (the “Corporation”).

Article II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is the Corporation Service Company.

Article III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, “DGCL”).

Article IV

AUTHORIZED STOCK

The total number of shares of capital stock which the Corporation will have authority to issue is six billion, two hundred six million, one hundred two thousand, five hundred (6,206,102,500) shares, which will be divided into the following classes:

(a)            six billion, one hundred fifty-six million, one hundred two thousand, five hundred (6,156,102,500) shares will be of a class designated Common Stock, par value $0.01 per share (“Common Stock”), such class to be divided in series as provided in Section A of this Article IV; and

(b)            fifty million (50,000,000) shares will be of a class designated Preferred Stock, par value $0.01 per share (“Preferred Stock”), such class to be issuable in series as provided in Section B of this Article IV.

Upon this Certificate becoming effective pursuant to the DGCL (the “Effective Time”):

(i)            each share of Series A Liberty Formula One Common Stock, par value $0.01 per share (“Old Series A Liberty Formula One Common Stock”), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified into (A) one share of Series A Liberty Formula One Common Stock, par value $0.01 per share (“Series A Liberty Formula One Common Stock,” and such ratio per share, the “Formula One Ratio”), and (B) four hundred twenty-eight ten-thousandths (0.0428) of a share of Series A Liberty Live Common Stock, par value $0.01 per share (“Series A Liberty Live Common Stock,” and such fraction of a share, the “Liberty Live Fraction for Old Liberty Formula One Common Stock”), without any action of the holder thereof, as of the Effective Time;

(ii)            each share of Series B Liberty Formula One Common Stock, par value $0.01 per share (“Old Series B Liberty Formula One Common Stock”), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified into (A) one share of Series B Liberty Formula One Common Stock, par value $0.01 per share (“Series B Liberty Formula One Common Stock”), and (B) four hundred twenty-eight ten-thousandths (0.0428) of a share of Series B Liberty Live Common Stock, par value $0.01 per share (“Series B Liberty Live Common Stock”), without any action of the holder thereof, as of the Effective Time;

(iii)            each share of Series C Liberty Formula One Common Stock, par value $0.01 per share (“Old Series C Liberty Formula One Common Stock” and together with the Old Series A Liberty Formula One Common Stock and the Old Series B Liberty Formula One Common Stock, the “Old Liberty Formula One Common Stock”), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified into (A) one share of Series C Liberty Formula One Common Stock, par value $0.01 per share (“Series C Liberty Formula One Common Stock” and together with the Series A Liberty Formula One Common Stock and Series B Liberty Formula One Common Stock, the “Liberty Formula One Common Stock”), and (B) four hundred twenty-eight ten-thousandths (0.0428) of a share of Series C Liberty Live Common Stock, par value $0.01 per share (“Series C Liberty Live Common Stock” and together with the Series A Liberty Live Common Stock and Series B Liberty Live Common Stock, the “Liberty Live Common Stock”), without any action of the holder thereof, as of the Effective Time;

(iv)            each share of Series A Liberty SiriusXM Common Stock, par value $0.01 per share (“Old Series A Liberty SiriusXM Common Stock”), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified into (A) one share of Series A Liberty SiriusXM Common Stock, par value $0.01 per share (“Series A Liberty SiriusXM Common Stock,” and such ratio per share, the “Liberty SiriusXM Ratio”), and (B) twenty-five hundredths (0.25) of a share of Series A Liberty Live Common Stock (such fraction of a share, the “Liberty Live Fraction for Old Liberty SiriusXM Common Stock”), without any action of the holder thereof, as of the Effective Time;

(v)            each share of Series B Liberty SiriusXM Common Stock, par value $0.01 per share (“Old Series B Liberty SiriusXM Common Stock”), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified into (A) one share of Series B Liberty SiriusXM Common Stock, par value $0.01 per share (“Series B Liberty SiriusXM Common Stock”), and (B) twenty-five hundredths (0.25) of a share of Series B Liberty Live Common Stock, without any action of the holder thereof, as of the Effective Time; and

(vi)            each share of Series C Liberty SiriusXM Common Stock, par value $0.01 per share (“Old Series C Liberty SiriusXM Common Stock” and together with the Old Series A Liberty SiriusXM Common Stock and the Old Series B Liberty SiriusXM Common Stock, the “Old Liberty SiriusXM Common Stock”), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified into (A) one share of Series C Liberty SiriusXM Common Stock, par value $0.01 per share (“Series C Liberty SiriusXM Common Stock” and, together with the Series A Liberty SiriusXM Common Stock and Series B Liberty SiriusXM Common Stock, the “Liberty SiriusXM Common Stock”), and (B) twenty-five hundredths (0.25) of a share of Series C Liberty Live Common Stock, without any action of the holder thereof, as of the Effective Time.

No fractional shares of any series of Common Stock shall be issued as a result of the reclassification described above. If the aggregate number of shares of any series of Common Stock to be issued to any holder of Common Stock includes a fraction, the Corporation will, in lieu of issuing any such fractional shares, pay, or will cause to be paid, cash in an amount equal to the “value” of such fractional share, as the Board of Directors shall in good faith determine to be appropriate (without interest). Until surrendered, each stock certificate that, immediately prior to the Effective Time, represented shares of the Old Series A Liberty Formula One Common Stock, Old Series B Liberty Formula One Common Stock, Old Series C Liberty Formula One Common Stock, Old Series A Liberty SiriusXM Common Stock, Old Series B Liberty SiriusXM Common Stock or Old Series C Liberty SiriusXM Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Series A Liberty Formula One Common Stock, Series B Liberty Formula One Common Stock, Series C Liberty Formula One Common Stock, Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock, Series C Liberty SiriusXM Common Stock, Series A Liberty Live Common Stock, Series B Liberty Live Common Stock and Series C Liberty Live Common Stock, respectively, into which the shares of Old Liberty Formula One Common Stock and Old Liberty SiriusXM Common Stock were reclassified, as applicable.

The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

Section A

COMMON STOCK

1.            General.

Two billion (2,000,000,000) shares of Common Stock will be of a series designated Series A Liberty SiriusXM Common Stock, seventy-five million (75,000,000) shares of Common Stock will be of a series designated Series B Liberty SiriusXM Common Stock, and two billion (2,000,000,000) shares of Common Stock will be of a series designated Series C Liberty SiriusXM Common Stock. Five hundred twenty-one million, four hundred thousand (521,400,000) shares of Common Stock will be of a series designated Series A Liberty Live Common Stock, nineteen million, five hundred fifty-two thousand, five hundred (19,552,500) shares of Common Stock will be of a series designated Series B Liberty Live Common Stock, and five hundred twenty-one million, four hundred thousand (521,400,000) shares of Common Stock will be of a series designated Series C Liberty Live Common Stock. Five hundred million (500,000,000) shares of Common Stock will be of a series designated Series A Liberty Formula One Common Stock, eighteen million, seven hundred fifty thousand (18,750,000) shares of Common Stock will be of a series designated Series B Liberty Formula One Common Stock, and five hundred million (500,000,000) shares of Common Stock will be of a series designated Series C Liberty Formula One Common Stock.

2.            Liberty SiriusXM Common Stock, Liberty Live Common Stock and Liberty Formula One Common Stock.

Each share of Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

Each share of Series A Liberty Live Common Stock, Series B Liberty Live Common Stock and Series C Liberty Live Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

Each share of Series A Liberty Formula One Common Stock, Series B Liberty Formula One Common Stock and Series C Liberty Formula One Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

(a)            Voting Powers.

(i)            Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock, Series A Liberty Live Common Stock, Series B Liberty Live Common Stock, Series A Liberty Formula One Common Stock and Series B Liberty Formula One Common Stock. Holders of Series A Liberty SiriusXM Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B Liberty SiriusXM Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Live Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B Liberty Live Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Formula One Common Stock will be entitled to one vote for each share of such stock held of record and holders of Series B Liberty Formula One Common Stock will be entitled to ten votes for each share of such stock held of record, upon all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities, or as a separate class with the holders of one or more series of Common Stock, or as a separate series of Common Stock, or otherwise).

(ii)            Series C Liberty SiriusXM Common Stock, Series C Liberty Live Common Stock, and Series C Liberty Formula One Common Stock. Holders of Series C Liberty SiriusXM Common Stock, holders of Series C Liberty Live Common Stock and holders of Series C Liberty Formula One Common Stock will not be entitled to any voting powers, except as (and then only to the extent) required by the laws of the State of Delaware. If a vote of the holders of Series C Liberty SiriusXM Common Stock, Series C Liberty Live Common Stock or Series C Liberty Formula One Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Series C Liberty SiriusXM Common Stock, Series C Liberty Live Common Stock or Series C Liberty Formula One Common Stock, as applicable, will be entitled to 1/100th of a vote on such matter for each share held of record.

(iii)            Voting Generally. Except (A) as may otherwise be provided in this Certificate, (B) as may otherwise be required by the laws of the State of Delaware or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of Series A Liberty SiriusXM Common Stock, the holders of shares of Series B Liberty SiriusXM Common Stock, the holders of shares of Series A Liberty Live Common Stock, the holders of shares of Series B Liberty Live Common Stock, the holders of shares of Series A Liberty Formula One Common Stock, the holders of shares of Series B Liberty Formula One Common Stock and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Certificate that (i) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock (as the case may be) then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter. In the event the holders of the Series C Liberty SiriusXM Common Stock, the holders of the Series C Liberty Live Common Stock and/or the holders of the Series C Liberty Formula One Common Stock are entitled to vote on any matter that may be submitted to a vote of stockholders of the Corporation, such holders will vote as one class with all other stockholders of the Corporation entitled to vote on such matter, unless otherwise required by this Certificate, the laws of the State of Delaware or any Preferred Stock Designation.

(iv)            Special Voting Rights in Connection with Dispositions.

(A)            If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty SiriusXM Group Voting Securities entitled to vote thereon to classify a proposed SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition, then such proposed SiriusXM Group Disposition will constitute an Exempt SiriusXM Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty SiriusXM Group Voting Securities representing a majority of the aggregate voting power of Liberty SiriusXM Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(B)            If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Live Group Voting Securities entitled to vote thereon to classify a proposed Live Group Disposition as an Exempt Live Group Disposition, then such proposed Live Group Disposition will constitute an Exempt Live Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Live Group Voting Securities representing a majority of the aggregate voting power of Liberty Live Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(C)            If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Formula One Group Voting Securities entitled to vote thereon to classify a proposed Formula One Group Disposition as an Exempt Formula One Group Disposition, then such proposed Formula One Group Disposition will constitute an Exempt Formula One Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Formula One Group Voting Securities representing a majority of the aggregate voting power of Liberty Formula One Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(D)            Any vote taken pursuant to clause (A), (B) or (C) of this paragraph (a)(iv) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of this Certificate or the DGCL to be taken with respect to the applicable Disposition.

(v)            Special Voting Rights in Connection with Certain Redemptions.

(A)            If the Corporation proposes to redeem outstanding shares of Liberty SiriusXM Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty SiriusXM Group Voting Securities representing a majority of the aggregate voting power of Liberty SiriusXM Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a “SiriusXM Group Redemption Stockholder Approval”).

(B)            If the Corporation proposes to redeem outstanding shares of Liberty Live Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Live Group Voting Securities representing a majority of the aggregate voting power of Liberty Live Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a “Live Group Redemption Stockholder Approval”).

(C)            If the Corporation proposes to redeem outstanding shares of Liberty Formula One Common Stock for securities of a Subsidiary pursuant to paragraph (g)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Formula One Group Voting Securities representing a majority of the aggregate voting power of Liberty Formula One Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a “Formula One Group Redemption Stockholder Approval”).

(D)            Any vote taken pursuant to clause (A), (B) or (C) of this paragraph (a)(v) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the DGCL to be taken with respect to the applicable redemption.

(b)            Conversion Rights.

(i)            Conversion of Series B Liberty SiriusXM Common Stock into Series A Liberty SiriusXM Common Stock; Other. Each share of Series B Liberty SiriusXM Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty SiriusXM Common Stock. Any such conversion may be effected by any holder of Series B Liberty SiriusXM Common Stock by surrendering such holder’s certificate or certificates (if any) representing the Series B Liberty SiriusXM Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty SiriusXM Common Stock, or by delivering to the Corporation or its transfer agent an appropriate instrument or instruction if the shares of Series B Liberty SiriusXM Common Stock to be converted are uncertificated, in either case, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty SiriusXM Common Stock and stating the name or names in which such holder desires the shares of Series A Liberty SiriusXM Common Stock to be issued and, if the shares of Series B Liberty SiriusXM Common Stock to be converted are certificated and less than all of the shares of Series B Liberty SiriusXM Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty SiriusXM Common Stock to be issued. Any certificate representing shares surrendered for conversion, or any appropriate instrument or instruction delivered in the case of uncertificated shares, in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will, (i) if the applicable shares of Series A Liberty SiriusXM Common Stock are certificated, issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty SiriusXM Common Stock to which such holder will be entitled as herein provided and if less than all of the shares of Series B Liberty SiriusXM Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B Liberty SiriusXM Common Stock not converted, or (ii) if the applicable shares of Series A Liberty SiriusXM Common Stock are uncertificated, issue and deliver to such holder or such holder’s nominee or nominees, a notice of issuance of uncertificated shares or other evidence of shares held in book-entry form. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates (if any), an appropriate instrument or instruction (if applicable), notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty SiriusXM Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty SiriusXM Common Stock on that date. A number of shares of Series A Liberty SiriusXM Common Stock equal to the number of shares of Series B Liberty SiriusXM Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty SiriusXM Common Stock as provided herein. Shares of Series A Liberty SiriusXM Common Stock and shares of Series C Liberty SiriusXM Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Liberty SiriusXM Common Stock upon conversion of shares of Series B Liberty SiriusXM Common Stock pursuant to this paragraph (b)(i)(A). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of Liberty SiriusXM Common Stock in a name other than that in which the shares of Series B Liberty SiriusXM Common Stock so converted were registered and no such issuance or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Liberty SiriusXM Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

(A)            Conversion of Series B Liberty Live Common Stock into Series A Liberty Live Common Stock; Other. Each share of Series B Liberty Live Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Live Common Stock. Any such conversion may be effected by any holder of Series B Liberty Live Common Stock by surrendering such holder’s certificate or certificates (if any) representing the Series B Liberty Live Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Live Common Stock, or by delivering to the Corporation or its transfer agent an appropriate instrument or instruction if the shares of Series B Liberty Live Common Stock to be converted are uncertificated, in either case, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Live Common Stock and stating the name or names in which such holder desires the shares of Series A Liberty Live Common Stock to be issued and, if the shares of Series B Liberty Live Common Stock to be converted are certificated and less than all of the shares of Series B Liberty Live Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Live Common Stock to be issued. Any certificate representing shares surrendered for conversion, or any appropriate instrument or instruction delivered in the case of uncertificated shares, in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will, (i) if the applicable shares of Series A Liberty Live Common Stock are certificated, issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Live Common Stock to which such holder will be entitled as herein provided and if less than all of the shares of Series B Liberty Live Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B Liberty Live Common Stock not converted, or (ii) if the applicable shares of Series A Liberty Live Common Stock are uncertificated, issue and deliver to such holder or such holder’s nominee or nominees, a notice of issuance of uncertificated shares or other evidence of shares held in book-entry form. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates (if any), an appropriate instrument or instruction (if applicable), notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Live Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Live Common Stock on that date. A number of shares of Series A Liberty Live Common Stock equal to the number of shares of Series B Liberty Live Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Live Common Stock as provided herein. Shares of Series A Liberty Live Common Stock and shares of Series C Liberty Live Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Liberty Live Common Stock upon conversion of shares of Series B Liberty Live Common Stock pursuant to this paragraph (b)(i)(B). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of Liberty Live Common Stock in a name other than that in which the shares of Series B Liberty Live Common Stock so converted were registered and no such issuance or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Liberty Live Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

(B)            Conversion of Series B Liberty Formula One Common Stock into Series A Liberty Formula One Common Stock; Other. Each share of Series B Liberty Formula One Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Formula One Common Stock. Any such conversion may be effected by any holder of Series B Liberty Formula One Common Stock by surrendering such holder’s certificate or certificates (if any) representing the Series B Liberty Formula One Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Formula One Common Stock, or by delivering to the Corporation or its transfer agent an appropriate instrument or instruction if the shares of Series B Liberty Formula One Common Stock to be converted are uncertificated, in either case, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Formula One Common Stock and stating the name or names in which such holder desires the shares of Series A Liberty Formula One Common Stock to be issued and, if the shares of Series B Liberty Formula One Common Stock to be converted are certificated and less than all of the shares of Series B Liberty Formula One Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Formula One Common Stock to be issued. Any certificate representing shares surrendered for conversion, or any appropriate instrument or instruction delivered in the case of uncertificated shares, in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will, (i) if the applicable shares of Series A Liberty Formula One Common Stock are certificated, issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Formula One Common Stock to which such holder will be entitled as herein provided and if less than all of the shares of Series B Liberty Formula One Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees, a new certificate representing the shares of Series B Liberty Formula One Common Stock not converted, or (ii) if the applicable shares of Series A Liberty Formula One Common Stock are uncertificated, issue and deliver to such holder or such holder’s nominee or nominees, a notice of issuance of uncertificated shares or other evidence of shares held in book-entry form. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates (if any), an appropriate instrument or instruction (if applicable), notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Formula One Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Formula One Common Stock on that date. A number of shares of Series A Liberty Formula One Common Stock equal to the number of shares of Series B Liberty Formula One Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Formula One Common Stock as provided herein. Shares of Series A Liberty Formula One Common Stock and shares of Series C Liberty Formula One Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Liberty Formula One Common Stock upon conversion of shares of Series B Liberty Formula One Common Stock pursuant to this paragraph (b)(i)(C). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of Liberty Formula One Common Stock in a name other than that in which the shares of Series B Liberty Formula One Common Stock so converted were registered and no such issuance or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Liberty Formula One Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

(ii)            Conversion of Liberty Formula One Common Stock into Liberty SiriusXM Common Stock at the Option of the Corporation.

(A)            At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Formula One Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty SiriusXM Common Stock equal to the Formula One/SiriusXM Group Optional Conversion Ratio, (II) each share of Series B Liberty Formula One Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty SiriusXM Common Stock equal to the Formula One/SiriusXM Group Optional Conversion Ratio, and (III) each share of Series C Liberty Formula One Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty SiriusXM Common Stock equal to the Formula One/SiriusXM Group Optional Conversion Ratio.

(B)            For purposes of this paragraph (b)(ii), the “Formula One/SiriusXM Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Formula One Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty SiriusXM Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)            If the Corporation determines to convert shares of Liberty Formula One Common Stock into Liberty SiriusXM Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on a Formula One Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (g)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Formula One/SiriusXM Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Formula One/SiriusXM Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Formula One Common Stock into shares of Liberty SiriusXM Common Stock, a new Formula One Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

(D)            The Corporation will not convert shares of a series of Liberty Formula One Common Stock into shares of Liberty SiriusXM Common Stock pursuant to this paragraph (b)(ii) without converting all outstanding shares of each series of Liberty Formula One Common Stock into shares of Liberty SiriusXM Common Stock, in each case, in accordance with this paragraph (b)(ii).

(iii)            Conversion of Liberty Formula One Common Stock into Liberty Live Common Stock at the Option of the Corporation.

(A)            At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Formula One Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Live Common Stock equal to the Formula One/Live Group Optional Conversion Ratio, (II) each share of Series B Liberty Formula One Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Live Common Stock equal to the Formula One/Live Group Optional Conversion Ratio, and (III) each share of Series C Liberty Formula One Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Live Common Stock equal to the Formula One/Live Group Optional Conversion Ratio.

(B)            For purposes of this paragraph (b)(iii), the “Formula One/Live Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Formula One Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Live Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)            If the Corporation determines to convert shares of Liberty Formula One Common Stock into Liberty Live Common Stock pursuant to this paragraph (b)(iii), such conversion will occur on a Formula One Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (g)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Formula One/Live Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Formula One/Live Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Formula One Common Stock into shares of Liberty Live Common Stock, a new Formula One Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iii).

(D)            The Corporation will not convert shares of a series of Liberty Formula One Common Stock into shares of Liberty Live Common Stock pursuant to this paragraph (b)(iii) without converting all outstanding shares of each series of Liberty Formula One Common Stock into shares of Liberty Live Common Stock, in each case, in accordance with this paragraph (b)(iii).

(iv)            Conversion of Liberty Live Common Stock into Liberty SiriusXM Common Stock at the Option of the Corporation.

(A)            At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Live Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty SiriusXM Common Stock equal to the Live/SiriusXM Group Optional Conversion Ratio, (II) each share of Series B Liberty Live Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty SiriusXM Common Stock equal to the Live/SiriusXM Group Optional Conversion Ratio, and (III) each share of Series C Liberty Live Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty SiriusXM Common Stock equal to the Live/SiriusXM Group Optional Conversion Ratio.

(B)            For purposes of this paragraph (b)(iv), the “Live/SiriusXM Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Live Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty SiriusXM Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)            If the Corporation determines to convert shares of Liberty Live Common Stock into Liberty SiriusXM Common Stock pursuant to this paragraph (b)(iv), such conversion will occur on a Live Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Live/SiriusXM Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Live/SiriusXM Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Live Common Stock into shares of Liberty SiriusXM Common Stock, a new Live Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iv).

(D)            The Corporation will not convert shares of a series of Liberty Live Common Stock into shares of Liberty SiriusXM Common Stock pursuant to this paragraph (b)(iv) without converting all outstanding shares of each series of Liberty Live Common Stock into shares of Liberty SiriusXM Common Stock, in each case, in accordance with this paragraph (b)(iv).

(v)            Conversion of Liberty Live Common Stock into Liberty Formula One Common Stock at the Option of the Corporation.

(A)            At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Live Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Formula One Common Stock equal to the Live/Formula One Group Optional Conversion Ratio, (II) each share of Series B Liberty Live Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Formula One Common Stock equal to the Live/Formula One Group Optional Conversion Ratio, and (III) each share of Series C Liberty Live Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Formula One Common Stock equal to the Live/Formula One Group Optional Conversion Ratio.

(B)            For purposes of this paragraph (b)(v), the “Live/Formula One Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Live Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Formula One Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)            If the Corporation determines to convert shares of Liberty Live Common Stock into Liberty Formula One Common Stock pursuant to this paragraph (b)(v), such conversion will occur on a Live Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Live/Formula One Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Live/Formula One Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Live Common Stock into shares of Liberty Formula One Common Stock, a new Live Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(v).

(D)            The Corporation will not convert shares of a series of Liberty Live Common Stock into shares of Liberty Formula One Common Stock pursuant to this paragraph (b)(v) without converting all outstanding shares of each series of Liberty Live Common Stock into shares of Liberty Formula One Common Stock, in each case, in accordance with this paragraph (b)(v).

(vi)            Conversion of Liberty SiriusXM Common Stock into Liberty Formula One Common Stock at the Option of the Corporation.

(A)            At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Formula One Common Stock equal to the SiriusXM/Formula One Group Optional Conversion Ratio, (II) each share of Series B Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Formula One Common Stock equal to the SiriusXM/Formula One Group Optional Conversion Ratio, and (III) each share of Series C Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Formula One Common Stock equal to the SiriusXM/Formula One Group Optional Conversion Ratio.

(B)            For purposes of this paragraph (b)(vi), the “SiriusXM/Formula One Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty SiriusXM Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Formula One Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)            If the Corporation determines to convert shares of Liberty SiriusXM Common Stock into Liberty Formula One Common Stock pursuant to this paragraph (b)(vi), such conversion will occur on a SiriusXM Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the SiriusXM/Formula One Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the SiriusXM/Formula One Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty SiriusXM Common Stock into shares of Liberty Formula One Common Stock, a new SiriusXM Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(vi).

(D)            The Corporation will not convert shares of a series of Liberty SiriusXM Common Stock into shares of Liberty Formula One Common Stock pursuant to this paragraph (b)(vi) without converting all outstanding shares of each series of Liberty SiriusXM Common Stock into shares of Liberty Formula One Common Stock, in each case, in accordance with this paragraph (b)(vi).

(vii)            Conversion of Liberty SiriusXM Common Stock into Liberty Live Common Stock at the Option of the Corporation.

(A)            At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Live Common Stock equal to the SiriusXM/Live Group Optional Conversion Ratio, (II) each share of Series B Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Live Common Stock equal to the SiriusXM/Live Group Optional Conversion Ratio, and (III) each share of Series C Liberty SiriusXM Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Live Common Stock equal to the SiriusXM/Live Group Optional Conversion Ratio.

(B)            For purposes of this paragraph (b)(vii), the “SiriusXM/Live Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty SiriusXM Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Live Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)            If the Corporation determines to convert shares of Liberty SiriusXM Common Stock into Liberty Live Common Stock pursuant to this paragraph (b)(vii), such conversion will occur on a SiriusXM Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the SiriusXM/Live Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the SiriusXM/Live Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty SiriusXM Common Stock into shares of Liberty Live Common Stock, a new SiriusXM Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(vii).

(D)            The Corporation will not convert shares of a series of Liberty SiriusXM Common Stock into shares of Liberty Live Common Stock pursuant to this paragraph (b)(vii) without converting all outstanding shares of each series of Liberty SiriusXM Common Stock into shares of Liberty Live Common Stock, in each case, in accordance with this paragraph (b)(vii).

(c)            Dividends Generally.

(i)            Dividends on Liberty SiriusXM Common Stock. Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty SiriusXM Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the SiriusXM Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty SiriusXM Common Stock, the Corporation will also pay to the holders of each other series of Liberty SiriusXM Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty SiriusXM Common Stock, such that the dividend paid on each share of Liberty SiriusXM Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty SiriusXM Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty SiriusXM Common Stock as provided in paragraph (d)(i) of this Section A.2.

If the SiriusXM Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty SiriusXM Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty SiriusXM Common Stock:

(A)            if such dividend consists of cash, securities (other than shares of Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a “SiriusXM Group Inter-Group Dividend”) to the Formula One Group and the Live Group, to the extent that such Group has a Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(i), an aggregate amount of cash, securities or other assets, or a combination thereof (the “SiriusXM Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty SiriusXM Common Stock, as determined by the Board of Directors (and with the amount of the SiriusXM Group Inter-Group Dividend Amount to be attributed to the Formula One Group and the Live Group to be determined (x) in the case of the Formula One Group, by multiplying the SiriusXM Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Formula One Group with Respect to the SiriusXM Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest (such fraction determined as of the applicable determination date, the “Formula One Group’s Fractional Interest in the SiriusXM Group”), in each case as of the record date for such dividend, and (y) in the case of the Live Group, by multiplying the SiriusXM Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Live Group with Respect to the SiriusXM Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest (such fraction determined as of the applicable determination date, the “Live Group’s Fractional Interest in the SiriusXM Group”), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the SiriusXM Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty SiriusXM Group Reference Share as of the “ex” date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be allocated to the Formula One Group and the Live Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Formula One Group, the Formula One Group’s Fractional Interest in the SiriusXM Group as of the record date for such dividend and, in the case of the amount to be allocated to the Live Group, the Live Group’s Fractional Interest in the SiriusXM Group as of the record date for such dividend;

(B)            if such dividend consists of shares of Liberty SiriusXM Common Stock, the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be allocated to the Formula One Group and the Live Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Formula One Group, the Formula One Group’s Fractional Interest in the SiriusXM Group as of the record date for such dividend and, in the case of the amount to be allocated to the Live Group, the Live Group’s Fractional Interest in the SiriusXM Group as of the record date for such dividend;

(C)            if such dividend consists of shares of Liberty Live Common Stock, subject to paragraph (d)(i)(B), (1) the Number of Shares Issuable to the SiriusXM Group with Respect to the Live Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Live Common Stock distributed to holders of Liberty SiriusXM Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the Live Group Share Distribution Ratio applicable to such dividend, and (2) upon such distribution, there will be established for the benefit of the Formula One Group, an Inter-Group Interest in the Live Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Formula One Group with Respect to the Live Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Formula One Group with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the Live Group Share Distribution Ratio applicable to such dividend; or

(D)            if such dividend consists of shares of Liberty Formula One Common Stock, subject to paragraph (d)(i)(C), (1) the Number of Shares Issuable to the SiriusXM Group with Respect to the Formula One Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Formula One Common Stock distributed to holders of Liberty SiriusXM Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the Formula One Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Live Group, an Inter-Group Interest in the Formula One Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Live Group with Respect to the Formula One Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Live Group with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such dividend, by (y) the Formula One Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (E) of paragraph (e)(ii) of this Section A.2. in connection with a SiriusXM Group Disposition, the SiriusXM Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty SiriusXM Common Stock converted into Liberty Formula One Common Stock or Liberty Live Common Stock, as applicable, in connection with such SiriusXM Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty SiriusXM Common Stock received in connection with such SiriusXM Group Disposition.

A SiriusXM Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(ii)            Dividends on Liberty Live Common Stock. Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Live Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Live Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Live Common Stock, the Corporation will also pay to the holders of each other series of Liberty Live Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Live Common Stock, such that the dividend paid on each share of Liberty Live Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Live Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Live Common Stock as provided in paragraph (d)(ii) of this Section A.2.

If the Live Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Live Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Live Common Stock:

(A)            if such dividend consists of cash, securities (other than shares of Liberty Live Common Stock, Liberty SiriusXM Common Stock or Liberty Formula One Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a “Live Group Inter-Group Dividend”) to the Formula One Group and the SiriusXM Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Live Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(ii), an aggregate amount of cash, securities or other assets, or a combination thereof (the “Live Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Live Common Stock, as determined by the Board of Directors (and with the amount of the Live Group Inter-Group Dividend Amount to be attributed to the Formula One Group and the SiriusXM Group to be determined (x) in the case of the Formula One Group, by multiplying the Live Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Formula One Group with Respect to the Live Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest (such fraction determined as of the applicable determination date, the “Formula One Group’s Fractional Interest in the Live Group”), in each case as of the record date for such dividend, and (y) in the case of the SiriusXM Group, by multiplying the Live Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the SiriusXM Group with Respect to the Live Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest (such fraction determined as of the applicable determination date, the “SiriusXM Group’s Fractional Interest in the Live Group”), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Live Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Live Group Reference Share as of the “ex” date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Live Group Inter-Group Interest will be allocated to the Formula One Group and the SiriusXM Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Formula One Group, the Formula One Group’s Fractional Interest in the Live Group as of the record date for such dividend and, in the case of the amount to be allocated to the SiriusXM Group, the SiriusXM Group’s Fractional Interest in the Live Group as of the record date for such dividend;

(B)            if such dividend consists of shares of Liberty Live Common Stock, the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest as of the record date for such dividend, by (y) the Live Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Live Group Inter-Group Interest will be allocated to the Formula One Group and the SiriusXM Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Formula One Group, the Formula One Group’s Fractional Interest in the Live Group as of the record date for such dividend and, in the case of the amount to be allocated to the SiriusXM Group, the SiriusXM Group’s Fractional Interest in the Live Group as of the record date for such dividend;

(C)            if such dividend consists of shares of Liberty SiriusXM Common Stock, subject to paragraph (d)(ii)(B), (1) the Number of Shares Issuable to the Live Group with Respect to the SiriusXM Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty SiriusXM Common Stock distributed to holders of Liberty Live Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Formula One Group, an Inter-Group Interest in the SiriusXM Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Formula One Group with Respect to the SiriusXM Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Formula One Group with Respect to the Live Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend; or

(D)            if such dividend consists of shares of Liberty Formula One Common Stock, subject to paragraph (d)(ii)(C), (1) the Number of Shares Issuable to the Live Group with Respect to the Formula One Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Formula One Common Stock distributed to holders of Liberty Live Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest as of the record date for such dividend, by (y) the Formula One Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the SiriusXM Group, an Inter-Group Interest in the Formula One Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the SiriusXM Group with Respect to the Formula One Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the SiriusXM Group with Respect to the Live Group Inter-Group Interest as of the record date for such dividend, by (y) the Formula One Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (E) of paragraph (f)(ii) of this Section A.2. in connection with a Live Group Disposition, the Live Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Live Common Stock converted into Liberty Formula One Common Stock or Liberty SiriusXM Common Stock, as applicable, in connection with such Live Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Live Common Stock received in connection with such Live Group Disposition.

A Live Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(iii)            Dividends on Liberty Formula One Common Stock. Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Formula One Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Formula One Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Formula One Common Stock, the Corporation will also pay to the holders of each other series of Liberty Formula One Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Formula One Common Stock, such that the dividend paid on each share of Liberty Formula One Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Formula One Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Formula One Common Stock as provided in paragraph (d)(iii) of this Section A.2.

If the Formula One Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Formula One Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Formula One Common Stock:

(A)            if such dividend consists of cash, securities (other than shares of Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a “Formula One Group Inter-Group Dividend”) to the SiriusXM Group and the Live Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(iii), an aggregate amount of cash, securities or other assets, or a combination thereof (the “Formula One Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Formula One Common Stock, as determined by the Board of Directors (and with the amount of the Formula One Group Inter-Group Dividend Amount to be attributed to the SiriusXM Group and the Live Group to be determined (x) in the case of the SiriusXM Group, by multiplying the Formula One Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the SiriusXM Group with Respect to the Formula One Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest (such fraction determined as of the applicable determination date, the “SiriusXM Group’s Fractional Interest in the Formula One Group”), in each case as of the record date for such dividend, and (y) in the case of the Live Group, by multiplying the Formula One Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Live Group with Respect to the Formula One Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest (such fraction determined as of the applicable determination date, the “Live Group’s Fractional Interest in the Formula One Group”), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Formula One Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Formula One Group Reference Share as of the “ex” date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest will be allocated to the SiriusXM Group and the Live Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the SiriusXM Group, the SiriusXM Group’s Fractional Interest in the Formula One Group as of the record date for such dividend and, in the case of the amount to be allocated to the Live Group, the Live Group’s Fractional Interest in the Formula One Group as of the record date for such dividend;

(B)            if such dividend consists of shares of Liberty Formula One Common Stock, the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest as of the record date for such dividend, by (y) the Formula One Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest will be allocated to the SiriusXM Group and the Live Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the SiriusXM Group, the SiriusXM Group’s Fractional Interest in the Formula One Group as of the record date for such dividend and, in the case of the amount to be allocated to the Live Group, the Live Group’s Fractional Interest in the Formula One Group as of the record date for such dividend;

(C)            if such dividend consists of shares of Liberty Live Common Stock, subject to paragraph (d)(iii)(C), (1) the Number of Shares Issuable to the Formula One Group with Respect to the Live Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Live Common Stock distributed to holders of Liberty Formula One Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest as of the record date for such dividend, by (y) the Live Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the SiriusXM Group, an Inter-Group Interest in the Live Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the SiriusXM Group with Respect to the Live Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the SiriusXM Group with Respect to the Formula One Group Inter-Group Interest as of the record date for such dividend, by (y) the Live Group Share Distribution Ratio applicable to such dividend; or

(D)            if such dividend consists of shares of Liberty SiriusXM Common Stock, subject to paragraph (d)(iii)(B), (1) the Number of Shares Issuable to the Formula One Group with Respect to the SiriusXM Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty SiriusXM Common Stock distributed to holders of Liberty Formula One Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Live Group, an Inter-Group Interest in the SiriusXM Group (or if an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Live Group with Respect to the SiriusXM Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Live Group with Respect to the Formula One Group Inter-Group Interest as of the record date for such dividend, by (y) the SiriusXM Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (E) of paragraph (g)(ii) of this Section A.2. in connection with a Formula One Group Disposition, the Formula One Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Formula One Common Stock converted into Liberty SiriusXM Common Stock or Liberty Live Common Stock, as applicable, in connection with such Formula One Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Formula One Common Stock received in connection with such Formula One Group Disposition.

A Formula One Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(iv)            Discrimination Between or Among Series of Common Stock. Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock, or all such series, and in equal or unequal amounts, or only on the Liberty SiriusXM Common Stock, the Liberty Live Common Stock or the Liberty Formula One Common Stock (subject to applicable law), notwithstanding the relationship between or among the SiriusXM Group Available Dividend Amount, the Live Group Available Dividend Amount and the Formula One Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the Liberty SiriusXM Common Stock, the Liberty Live Common Stock or the Liberty Formula One Common Stock, or any other factor.

(d)            Share Distributions.

(i)            Distributions on Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock. If at any time a Share Distribution is to be made with respect to the Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock or Series C Liberty SiriusXM Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock, on an equal per share basis; or (II) shares of Series A Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, shares of Series B Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty SiriusXM Common Stock) may be declared and paid to holders of Series B Liberty SiriusXM Common Stock and shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series C Liberty SiriusXM Common Stock, in each case, on an equal per share basis;

(B)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Live Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Live Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, shares of Series B Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Live Common Stock) may be declared and paid to holders of Series B Liberty SiriusXM Common Stock and shares of Series C Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Live Common Stock) may be declared and paid to holders of Series C Liberty SiriusXM Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Live Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Live Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the SiriusXM Group, plus (z) if the SiriusXM Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Live Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Live Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the SiriusXM Group with Respect to the Live Group Inter-Group Interest;

(C)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Formula One Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, Series B Liberty SiriusXM Common Stock and Series C Liberty SiriusXM Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Formula One Common Stock) may be declared and paid to holders of Series A Liberty SiriusXM Common Stock, shares of Series B Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Formula One Common Stock) may be declared and paid to holders of Series B Liberty SiriusXM Common Stock and shares of Series C Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Formula One Common Stock) may be declared and paid to holders of Series C Liberty SiriusXM Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Formula One Common Stock to be so distributed pursuant to this paragraph (d)(i)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Formula One Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the SiriusXM Group, plus (z) if the SiriusXM Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Formula One Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Formula One Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the SiriusXM Group with Respect to the Formula One Group Inter-Group Interest; or

(D)            a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty SiriusXM Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty SiriusXM Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty SiriusXM Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty SiriusXM Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty SiriusXM Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty SiriusXM Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock and the Series C Liberty SiriusXM Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty SiriusXM Common Stock other than the Series B Liberty SiriusXM Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty SiriusXM Common Stock, as compared to the other series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock).

(ii)            Distributions on Series A Liberty Live Common Stock, Series B Liberty Live Common Stock and Series C Liberty Live Common Stock. If at any time a Share Distribution is to be made with respect to the Series A Liberty Live Common Stock, Series B Liberty Live Common Stock or Series C Liberty Live Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Live Common Stock) may be declared and paid to holders of Series A Liberty Live Common Stock, Series B Liberty Live Common Stock and Series C Liberty Live Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Live Common Stock) may be declared and paid to holders of Series A Liberty Live Common Stock, shares of Series B Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Live Common Stock) may be declared and paid to holders of Series B Liberty Live Common Stock and shares of Series C Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Live Common Stock) may be declared and paid to holders of Series C Liberty Live Common Stock, in each case, on an equal per share basis;

(B)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty Live Common Stock, Series B Liberty Live Common Stock and Series C Liberty Live Common Stock, on an equal per share basis; or (II) shares of Series A Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty Live Common Stock, shares of Series B Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty SiriusXM Common Stock) may be declared and paid to holders of Series B Liberty Live Common Stock and shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series C Liberty Live Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty SiriusXM Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty SiriusXM Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Live Group, plus (z) if the Live Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty SiriusXM Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the SiriusXM Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Live Group with Respect to the SiriusXM Group Inter-Group Interest;

(C)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Formula One Common Stock) may be declared and paid to holders of Series A Liberty Live Common Stock, Series B Liberty Live Common Stock and Series C Liberty Live Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Formula One Common Stock) may be declared and paid to holders of Series A Liberty Live Common Stock, shares of Series B Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Formula One Common Stock) may be declared and paid to holders of Series B Liberty Live Common Stock and shares of Series C Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Formula One Common Stock) may be declared and paid to holders of Series C Liberty Live Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Formula One Common Stock to be so distributed pursuant to this paragraph (d)(ii)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Formula One Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Live Group, plus (z) if the Live Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Formula One Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Formula One Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Live Group with Respect to the Formula One Group Inter-Group Interest; or

(D)            a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Live Common Stock, Liberty SiriusXM Common Stock or Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Live Common Stock, Liberty SiriusXM Common Stock or Liberty Formula One Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Live Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Live Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Live Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Live Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Live Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Live Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Live Common Stock, the Series B Liberty Live Common Stock and the Series C Liberty Live Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Live Common Stock other than the Series B Liberty Live Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Live Common Stock (other than the Series B Liberty Live Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Live Common Stock (other than the Series B Liberty Live Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Live Common Stock, as compared to the other series of Liberty Live Common Stock (other than the Series B Liberty Live Common Stock).

(iii)            Distributions on Series A Liberty Formula One Common Stock, Series B Liberty Formula One Common Stock and Series C Liberty Formula One Common Stock. If at any time a Share Distribution is to be made with respect to the Series A Liberty Formula One Common Stock, Series B Liberty Formula One Common Stock or Series C Liberty Formula One Common Stock, then, in addition to the applicable requirements of paragraph (c)(iii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Formula One Common Stock) may be declared and paid to holders of Series A Liberty Formula One Common Stock, Series B Liberty Formula One Common Stock and Series C Liberty Formula One Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Formula One Common Stock) may be declared and paid to holders of Series A Liberty Formula One Common Stock, shares of Series B Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Formula One Common Stock) may be declared and paid to holders of Series B Liberty Formula One Common Stock and shares of Series C Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Formula One Common Stock) may be declared and paid to holders of Series C Liberty Formula One Common Stock, in each case, on an equal per share basis; or

(B)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty Formula One Common Stock, Series B Liberty Formula One Common Stock and Series C Liberty Formula One Common Stock, on an equal per share basis; or (II) shares of Series A Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty SiriusXM Common Stock) may be declared and paid to holders of Series A Liberty Formula One Common Stock, shares of Series B Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty SiriusXM Common Stock) may be declared and paid to holders of Series B Liberty Formula One Common Stock and shares of Series C Liberty SiriusXM Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty SiriusXM Common Stock) may be declared and paid to holders of Series C Liberty Formula One Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty SiriusXM Common Stock to be so distributed pursuant to this paragraph (d)(iii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty SiriusXM Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Formula One Group, plus (z) if the Formula One Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty SiriusXM Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the SiriusXM Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Formula One Group with Respect to the SiriusXM Group Inter-Group Interest; or

(C)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Live Common Stock) may be declared and paid to holders of Series A Liberty Formula One Common Stock, Series B Liberty Formula One Common Stock and Series C Liberty Formula One Common Stock, on an equal per share basis; or (II) shares of Series A Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Live Common Stock) may be declared and paid to holders of Series A Liberty Formula One Common Stock, shares of Series B Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Live Common Stock) may be declared and paid to holders of Series B Liberty Formula One Common Stock and shares of Series C Liberty Live Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Live Common Stock) may be declared and paid to holders of Series C Liberty Formula One Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Live Common Stock to be so distributed pursuant to this paragraph (d)(iii)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Live Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Formula One Group, plus (z) if the Formula One Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Live Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Live Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Formula One Group with Respect to the Live Group Inter-Group Interest; or

(D)            a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Formula One Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Formula One Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Formula One Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Formula One Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Formula One Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Formula One Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Formula One Common Stock, the Series B Liberty Formula One Common Stock and the Series C Liberty Formula One Common Stock), and (2) in the event the securities to be received by the holders of shares of Liberty Formula One Common Stock other than the Series B Liberty Formula One Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Formula One Common Stock (other than the Series B Liberty Formula One Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Formula One Common Stock (other than the Series B Liberty Formula One Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Formula One Common Stock, as compared to the other series of Liberty Formula One Common Stock (other than the Series B Liberty Formula One Common Stock).

(e)            Redemption and Other Provisions Relating to the Liberty SiriusXM Common Stock.

(i)            Redemption for Securities of one or more SiriusXM Group Subsidiaries. At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the SiriusXM Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the SiriusXM Group Redemption Stockholder Approval (and, to the extent applicable, the Live Group Redemption Stockholder Approval and/or the Formula One Group Redemption Stockholder Approval), redeem outstanding shares of Liberty SiriusXM Common Stock (such shares of Liberty SiriusXM Common Stock to be redeemed, the “SiriusXM Group Redemption Shares”) for securities of such Subsidiary (a “Distributed SiriusXM Group Subsidiary”), as provided herein. The number of SiriusXM Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty SiriusXM Common Stock as of the SiriusXM Group Redemption Selection Date, by (B) the percentage of the Fair Value of the SiriusXM Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed SiriusXM Group Subsidiary which is attributable to the SiriusXM Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed SiriusXM Group Subsidiary to be delivered (the “SiriusXM Group Distribution Subsidiary Securities”) in redemption of the SiriusXM Group Redemption Shares will be equal to: (A) if the Board of Directors makes a SiriusXM Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed SiriusXM Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed SiriusXM Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed SiriusXM Group Subsidiary which is attributable to the SiriusXM Group (subject to adjustment to reflect the effects of a SiriusXM Group Inter-Group Redemption Election) (such product, the “Distributable SiriusXM Group Subsidiary Securities”), by (y) the SiriusXM Group Outstanding Interest Fraction, in each case, as of the SiriusXM Group Redemption Selection Date, or (B) if the Board of Directors does not make a SiriusXM Group Inter-Group Redemption Election, all of the Distributable SiriusXM Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed SiriusXM Group Subsidiary to be delivered in redemption of each SiriusXM Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of SiriusXM Group Distribution Subsidiary Securities, by (y) the number of SiriusXM Group Redemption Shares.

If the SiriusXM Group Outstanding Interest Fraction is less than one (1) on the SiriusXM Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if) the Board of Directors so determines in its discretion (a “SiriusXM Group Inter-Group Redemption Election”), then concurrently with the distribution of the SiriusXM Group Distribution Subsidiary Securities in redemption of SiriusXM Group Redemption Shares, the Corporation will attribute to the Live Group and the Formula One Group an aggregate number of Distributable SiriusXM Group Subsidiary Securities (the “SiriusXM Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable SiriusXM Group Subsidiary Securities and the number of SiriusXM Group Distribution Subsidiary Securities, subject to adjustment as provided below. The SiriusXM Group Inter-Group Interest Subsidiary Securities will be allocated between the Live Group and the Formula One Group by multiplying the number of SiriusXM Group Inter-Group Interest Subsidiary Securities by (x), in the case of the Live Group, the Live Group’s Fractional Interest in the SiriusXM Group as of the SiriusXM Group Redemption Selection Date and, (y) in the case of the Formula One Group, the Formula One Group’s Fractional Interest in the SiriusXM Group as of the SiriusXM Group Redemption Selection Date. If a SiriusXM Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest” in paragraph (j) of this Section A.2.; (II) the attribution of SiriusXM Group Inter-Group Interest Subsidiary Securities to be made to the Live Group and the Formula One Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of SiriusXM Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the SiriusXM Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Live Group and the Formula One Group will be distributed to holders of shares of Liberty Live Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(D) and to holders of shares of Liberty Formula One Common Stock as a Share Distribution pursuant to paragraph (d)(iii)(D) of this Section A.2.

If at the time of a redemption of Liberty SiriusXM Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock that would become convertible into or exercisable or exchangeable for Distributable SiriusXM Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed SiriusXM Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed SiriusXM Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of SiriusXM Group Redemption Shares, the number of SiriusXM Group Distribution Subsidiary Securities and the number of SiriusXM Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, including any adjustments to the foregoing allocation between the Live Group and the Formula One Group) to take into account the securities of the Distributed SiriusXM Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of Liberty SiriusXM Common Stock are to be redeemed in accordance with this paragraph (e)(i) for SiriusXM Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty SiriusXM Common Stock to be redeemed in accordance with this paragraph (e)(i) will be determined by multiplying the aggregate number of SiriusXM Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty SiriusXM Common Stock, in each case, outstanding as of the SiriusXM Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty SiriusXM Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty SiriusXM Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed SiriusXM Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the Live Group and the Formula One Group, then (x) such Distributed SiriusXM Group Subsidiary will also be deemed a Distributed Live Group Subsidiary for purposes of paragraph (f)(i) (to the extent such Distributed SiriusXM Group Subsidiary also holds assets and liabilities of the Live Group) and/or a Distributed Formula One Group Subsidiary for purposes of paragraph (g)(i) (to the extent such Distributed SiriusXM Group Subsidiary also holds assets and liabilities of the Formula One Group) and (y) in connection with the redemption of SiriusXM Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of Liberty Live Common Stock pursuant to the provisions of paragraph (f)(i) (in the event such Distributed SiriusXM Group Subsidiary is also a Distributed Live Group Subsidiary) and/or shares of Liberty Formula One Common Stock pursuant to the provisions of paragraph (g)(i) (in the event such Distributed SiriusXM Group Subsidiary is also a Distributed Formula One Group Subsidiary), as applicable, subject to the Corporation obtaining the SiriusXM Group Redemption Stockholder Approval and the applicable of the Live Group Redemption Stockholder Approval and/or the Formula One Group Redemption Stockholder Approval. In connection with any such redemption of Liberty SiriusXM Common Stock, Liberty Live Common Stock and/or Liberty Formula One Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the SiriusXM Group Redemption Shares, the Live Group Redemption Shares and/or the Formula One Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of SiriusXM Group Redemption Shares to receive SiriusXM Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the SiriusXM Group held by such Subsidiary, (II) with holders of Live Group Redemption Shares to receive Live Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Live Group held by such Subsidiary and/or (III) with holders of Formula One Group Redemption Shares to receive Formula One Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Formula One Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed SiriusXM Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

Any redemption pursuant to this paragraph (e)(i) will occur on a SiriusXM Group Redemption Date set forth in a notice to holders of Liberty SiriusXM Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty SiriusXM Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

In effecting a redemption of Liberty SiriusXM Common Stock pursuant to this paragraph (e)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty SiriusXM Common Stock in exchange for a single class or series of securities of the Distributed SiriusXM Group Subsidiary without distinction among series of Liberty SiriusXM Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty SiriusXM Common Stock in exchange for separate classes or series of securities of the Distributed SiriusXM Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty SiriusXM Common Stock in exchange for a separate class or series of securities of the Distributed SiriusXM Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty SiriusXM Common Stock in exchange for a different class or series of securities of the Distributed SiriusXM Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty SiriusXM Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty SiriusXM Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock and the Series C Liberty SiriusXM Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty SiriusXM Common Stock other than the Series B Liberty SiriusXM Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty SiriusXM Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty SiriusXM Common Stock, other than the Series B Liberty SiriusXM Common Stock) of such series of Liberty SiriusXM Common Stock. If the Board of Directors has made a SiriusXM Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed SiriusXM Group Subsidiary comprising the SiriusXM Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Live Group and/or the Formula One Group will be made by the Board of Directors in its discretion.

(ii)            Mandatory Dividend, Redemption or Conversion in Case of SiriusXM Group Disposition. In the event of a SiriusXM Group Disposition (other than an Exempt SiriusXM Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such SiriusXM Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

(A)            Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty SiriusXM Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the SiriusXM Group Allocable Net Proceeds of such SiriusXM Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(i) and (d)(i) of this Section A.2.; or

(B)            Provided that there are assets of the Corporation legally available therefor and the SiriusXM Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I)            if such SiriusXM Group Disposition involves all (not merely substantially all) of the assets of the SiriusXM Group, the Corporation may redeem all outstanding shares of each series of Liberty SiriusXM Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the SiriusXM Group Allocable Net Proceeds of such SiriusXM Group Disposition as of the SiriusXM Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty SiriusXM Common Stock outstanding as of the SiriusXM Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

(II)            if such SiriusXM Group Disposition involves substantially all (but not all) of the assets of the SiriusXM Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the SiriusXM Group Allocable Net Proceeds of such SiriusXM Group Disposition as of the SiriusXM Group Redemption Selection Date (the “SiriusXM Group Redemption Amount”) to the redemption of outstanding shares of each series of Liberty SiriusXM Common Stock, such SiriusXM Group Redemption Amount to be allocated (subject to the provisions of this paragraph (e)(ii)) to the redemption of shares of each series of Liberty SiriusXM Common Stock in the ratio of (x) the number of shares of such series outstanding as of the SiriusXM Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty SiriusXM Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the SiriusXM Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty SiriusXM Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such SiriusXM Group Disposition; provided that, if following the foregoing allocation there remains any amount of the SiriusXM Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty SiriusXM Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty SiriusXM Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the SiriusXM Group Redemption Amount. The outstanding shares of a series of Liberty SiriusXM Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

(C)            The Corporation may convert each outstanding share of Series A Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Live Common Stock, each outstanding share of Series B Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Live Common Stock, and each outstanding share of Series C Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Live Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty SiriusXM Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such SiriusXM Group Disposition, to (II) the Average Market Value of the Liberty Live Group Reference Share over the same 10-Trading Day period; or

(D)            The Corporation may convert each outstanding share of Series A Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Formula One Common Stock, each outstanding share of Series B Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Formula One Common Stock, and each outstanding share of Series C Liberty SiriusXM Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Formula One Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty SiriusXM Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such SiriusXM Group Disposition, to (II) the Average Market Value of the Liberty Formula One Group Reference Share over the same 10-Trading Day period; or

(E)            The Corporation may combine the conversion of a portion of the outstanding shares of Liberty SiriusXM Common Stock into Liberty Live Common Stock or Liberty Formula One Common Stock as contemplated by clauses (C) and (D) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of Liberty SiriusXM Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty SiriusXM Common Stock to be converted into fully paid and non-assessable shares of Liberty Live Common Stock or Liberty Formula One Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty SiriusXM Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty SiriusXM Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the SiriusXM Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the SiriusXM Group Allocable Net Proceeds of such SiriusXM Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty SiriusXM Common Stock entitled to receive such dividend and, in the case of a redemption, the SiriusXM Group Redemption Selection Date (in the case of a partial redemption) or the SiriusXM Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty SiriusXM Common Stock in connection with such SiriusXM Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty SiriusXM Common Stock to be converted into shares of Liberty Live Common Stock or Liberty Formula One Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty SiriusXM Common Stock outstanding as of the record date, SiriusXM Group Redemption Selection Date or SiriusXM Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty SiriusXM Common Stock, if the SiriusXM Group Disposition was of all (not merely substantially all) of the assets of the SiriusXM Group, then all remaining outstanding shares of Liberty SiriusXM Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the SiriusXM Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty SiriusXM Common Stock, if the SiriusXM Group Disposition was of substantially all (but not all) of the assets of the SiriusXM Group, then the number of shares of each series of Liberty SiriusXM Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the SiriusXM Group Redemption Amount referred to therein the portion of the SiriusXM Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the SiriusXM Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). The aggregate number of shares of Liberty SiriusXM Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty SiriusXM Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty SiriusXM Common Stock outstanding as of the SiriusXM Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

For purposes of this paragraph (e)(ii):

(1)            as of any date, “substantially all of the assets of the SiriusXM Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the SiriusXM Group as of such date;

(2)            in the case of a SiriusXM Group Disposition of assets in a series of related transactions, such SiriusXM Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3)            if the Board of Directors seeks the approval of the holders of Liberty SiriusXM Group Voting Securities entitled to vote thereon to qualify a SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such SiriusXM Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition;

(4)            in the event of a redemption of a portion of the outstanding shares of Liberty SiriusXM Common Stock pursuant to clause (B)(II) or (E) of this paragraph (e)(ii) at a time when the SiriusXM Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a “SiriusXM Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the Live Group and the Formula One Group concurrently with such redemption an aggregate amount (the “SiriusXM Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the SiriusXM Group Net Proceeds and (y) the portion of the SiriusXM Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (e)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest” in paragraph (j) of this Section A.2. The SiriusXM Group Inter-Group Redemption Amount will be attributed between the Live Group and the Formula One Group based upon the Live Group’s Fractional Interest in the SiriusXM Group as of the SiriusXM Group Redemption Selection Date and the Formula One Group’s Fractional Interest in the SiriusXM Group as of the SiriusXM Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

(5)            if at the time of a SiriusXM Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock that would give the holders thereof the right to receive any consideration related to such SiriusXM Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty SiriusXM Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of Liberty SiriusXM Common Stock and/or, if applicable, (y) the SiriusXM Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as it deems appropriate to take into account the Liberty SiriusXM Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6)            the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (e)(ii) payable to the holders of Liberty SiriusXM Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (e)(ii), regardless of the form or nature of the proceeds received by the Corporation from the SiriusXM Group Disposition; and

(7)            if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (e)(ii) payable to the holders of Liberty SiriusXM Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty SiriusXM Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty SiriusXM Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty SiriusXM Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty SiriusXM Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty SiriusXM Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty SiriusXM Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock and the Series C Liberty SiriusXM Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty SiriusXM Common Stock other than the Series B Liberty SiriusXM Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty SiriusXM Common Stock (other than the Series B Liberty SiriusXM Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty SiriusXM Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty SiriusXM Common Stock, other than the Series B Liberty SiriusXM Common Stock) of such series of Liberty SiriusXM Common Stock.

(iii)            Certain Provisions Respecting Convertible Securities. Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty SiriusXM Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any SiriusXM Group Conversion Date or SiriusXM Group Redemption Date on which all outstanding shares of Liberty SiriusXM Common Stock were converted or redeemed, any share of Liberty SiriusXM Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty SiriusXM Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

(iv)            General.

(A)            Not later than the 10th Trading Day following the consummation of a SiriusXM Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the SiriusXM Group Net Proceeds of such SiriusXM Group Disposition, (y) whether the SiriusXM Group Disposition qualifies as an Exempt SiriusXM Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty SiriusXM Group Voting Securities entitled to vote thereon to qualify such SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such SiriusXM Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I)            which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II)            as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (e)(ii), the SiriusXM Group Redemption Selection Date for the redemption of shares of Liberty SiriusXM Common Stock pursuant to clause (B)(II) or (E) of paragraph (e)(ii) or the SiriusXM Group Conversion Selection Date for the partial conversion of shares of Liberty SiriusXM Common Stock pursuant to clause (E) of paragraph (e)(ii), which record date, SiriusXM Group Redemption Selection Date or SiriusXM Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III)            the anticipated dividend payment date, SiriusXM Group Redemption Date and/or SiriusXM Group Conversion Date, which in each case, will not be more than 85 Trading Days following such SiriusXM Group Disposition; and

(IV)            unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty SiriusXM Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified SiriusXM Group Redemption Selection Date or SiriusXM Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of Liberty SiriusXM Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of Liberty SiriusXM Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (e)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the SiriusXM Group Redemption Date or SiriusXM Group Conversion Date, as applicable:

(1)            the SiriusXM Group Redemption Date or SiriusXM Group Conversion Date;

(2)            the number of shares of Liberty SiriusXM Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty SiriusXM Common Stock will be redeemed or converted and the series of Liberty Live Common Stock or Liberty Formula One Common Stock issuable to the holders of each series of Liberty SiriusXM Common Stock upon any such conversion;

(3)            in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty SiriusXM Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty SiriusXM Common Stock to be redeemed or converted and the SiriusXM Group Outstanding Interest Fraction as of the date of such notice (and if such SiriusXM Group Outstanding Interest Fraction is less than one (1), the Live Group’s Fractional Interest in the SiriusXM Group and the Formula One Group’s Fractional Interest in the SiriusXM Group, in each case, as of such date);

(4)            with respect to a partial redemption under clause (B)(II) or (E) of paragraph (e)(ii), if the Board of Directors has made a SiriusXM Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, the Live Group’s Fractional Interest in the SiriusXM Group and the Formula One Group’s Fractional Interest in the SiriusXM Group, in each case, as of the SiriusXM Group Redemption Selection Date and the portion of the SiriusXM Group Inter-Group Redemption Amount attributable to each Group other than the SiriusXM Group;

(5)            with respect to a dividend under clause (A) or (E) of paragraph (e)(ii), the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, the Live Group’s Fractional Interest in the SiriusXM Group and the Formula One Group’s Fractional Interest in the SiriusXM Group, in each case, as of the record date for the dividend and the portion of the SiriusXM Group Inter-Group Dividend Amount attributable to each Group other than the SiriusXM Group, if applicable; and

(6)            instructions as to how shares of Liberty SiriusXM Common Stock may be surrendered for redemption or conversion.

(B)            In the event of any conversion of shares of Liberty SiriusXM Common Stock pursuant to paragraph (b)(vi) or (vii) of this Section A.2., not less than 10 days prior to the SiriusXM Group Conversion Date, the Corporation will announce publicly by press release:

(I)            that all outstanding shares of Liberty SiriusXM Common Stock will be converted pursuant to paragraph (b)(vi) or (vii) of this Section A.2. on the SiriusXM Group Conversion Date;

(II)            the SiriusXM Group Conversion Date, which will not be more than 45 days following the Determination Date;

(III)            a statement that all outstanding shares of Liberty SiriusXM Common Stock will be converted;

(IV)            the per share number and series of shares of Liberty Live Common Stock or Liberty Formula One Common Stock to be received with respect to each share of each series of Liberty SiriusXM Common Stock; and

(V)            instructions as to how shares of Liberty SiriusXM Common Stock may be surrendered for conversion.

(C)            If the Corporation determines to obtain the SiriusXM Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Liberty SiriusXM Common Stock pursuant to paragraph (e)(i), the Corporation will announce publicly by press release:

(I)            that the Corporation intends to redeem shares of Liberty SiriusXM Common Stock for securities of a Distributed SiriusXM Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the SiriusXM Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II)            the number of shares of Liberty SiriusXM Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Liberty SiriusXM Common Stock will be redeemed;

(III)            the class or series of securities of the Distributed SiriusXM Group Subsidiary to be received with respect to each share of each series of Liberty SiriusXM Common Stock to be redeemed and the SiriusXM Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV)            if applicable, the SiriusXM Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V)            the SiriusXM Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI)            if the Board of Directors has made a SiriusXM Group Inter-Group Redemption Election, the number of SiriusXM Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the SiriusXM Group, and the Number of Shares Issuable to the Live Group with Respect to the SiriusXM Group Inter-Group Interest and the Number of Shares Issuable to the Formula One Group with Respect to the SiriusXM Group Inter-Group Interest, in each case, used in determining such number and attribution of SiriusXM Group Inter-Group Interest Subsidiary Securities;

(VII)            instructions as to how shares of Liberty SiriusXM Common Stock may be surrendered for redemption; and

(VIII)            if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Liberty SiriusXM Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified SiriusXM Group Redemption Selection Date.

If, at the time of the issuance of the press release required by this paragraph (C), the SiriusXM Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the SiriusXM Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D)            The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty SiriusXM Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty SiriusXM Common Stock pursuant to this Section A.2., as applicable.

(E)            All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty SiriusXM Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F)            No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty SiriusXM Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(E), if the SiriusXM Group Conversion Date or the SiriusXM Group Redemption Date with respect to any shares of Liberty SiriusXM Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty SiriusXM Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G)            Before any holder of shares of Liberty SiriusXM Common Stock will be entitled to receive a certificate or certificates (if any) representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty SiriusXM Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates (if any) representing such shares of Liberty SiriusXM Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates (if any) representing shares of Liberty SiriusXM Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty SiriusXM Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I). If less than all of the shares of Liberty SiriusXM Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty SiriusXM Common Stock not redeemed or converted. Any shares of capital stock of the Corporation to be received by any holder of uncertificated shares of Liberty SiriusXM Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (e) shall be issued in book-entry form, without physical certificates, and shall be registered in the book entry account system of the Corporation’s transfer agent in the names of the holders thereof. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(A) of this Section A.2.

(H)            From and after any applicable SiriusXM Group Conversion Date or SiriusXM Group Redemption Date, all rights of a holder of shares of Liberty SiriusXM Common Stock that were converted or redeemed on such SiriusXM Group Conversion Date or SiriusXM Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates (if any) representing such shares of Liberty SiriusXM Common Stock, to receive a certificate or certificates (if any) representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty SiriusXM Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable SiriusXM Group Conversion Date or SiriusXM Group Redemption Date represented shares of Liberty SiriusXM Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty SiriusXM Common Stock was converted or redeemed until surrender of such holder’s certificate (if any). Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the SiriusXM Group Conversion Date or SiriusXM Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a SiriusXM Group Conversion Date or SiriusXM Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat any certificates representing shares of Liberty SiriusXM Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty SiriusXM Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

(I)            The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty SiriusXM Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) or paragraph (c) of this Section A.2 or this paragraph (e). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty SiriusXM Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty SiriusXM Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty SiriusXM Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J)            Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(f)            Redemption and Other Provisions Relating to the Liberty Live Common Stock.

(i)            Redemption for Securities of one or more Live Group Subsidiaries. At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Live Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Live Group Redemption Stockholder Approval (and, to the extent applicable, the SiriusXM Group Redemption Stockholder Approval and/or the Formula One Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Live Common Stock (such shares of Liberty Live Common Stock to be redeemed, the “Live Group Redemption Shares”) for securities of such Subsidiary (a “Distributed Live Group Subsidiary”), as provided herein. The number of Live Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Live Common Stock as of the Live Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Live Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed Live Group Subsidiary which is attributable to the Live Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed Live Group Subsidiary to be delivered (the “Live Group Distribution Subsidiary Securities”) in redemption of the Live Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Live Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Live Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed Live Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed Live Group Subsidiary which is attributable to the Live Group (subject to adjustment to reflect the effects of a Live Group Inter-Group Redemption Election) (such product, the “Distributable Live Group Subsidiary Securities”), by (y) the Live Group Outstanding Interest Fraction, in each case, as of the Live Group Redemption Selection Date, or (B) if the Board of Directors does not make a Live Group Inter-Group Redemption Election, all of the Distributable Live Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Live Group Subsidiary to be delivered in redemption of each Live Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Live Group Distribution Subsidiary Securities, by (y) the number of Live Group Redemption Shares.

If the Live Group Outstanding Interest Fraction is less than one (1) on the Live Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (a “Live Group Inter-Group Redemption Election”), then concurrently with the distribution of the Live Group Distribution Subsidiary Securities in redemption of Live Group Redemption Shares, the Corporation will attribute to the SiriusXM Group and the Formula One Group an aggregate number of Distributable Live Group Subsidiary Securities (the “Live Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable Live Group Subsidiary Securities and the number of Live Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Live Group Inter-Group Interest Subsidiary Securities will be allocated between the SiriusXM Group and the Formula One Group by multiplying the number of Live Group Inter-Group Interest Subsidiary Securities by (x), in the case of the SiriusXM Group, the SiriusXM Group’s Fractional Interest in the Live Group as of the Live Group Redemption Selection Date and, (y) in the case of the Formula One Group, the Formula One Group’s Fractional Interest in the Live Group as of the Live Group Redemption Selection Date. If a Live Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable with Respect to the Live Group Inter-Group Interest” in paragraph (j) of this Section A.2.; (II) the attribution of Live Group Inter-Group Interest Subsidiary Securities to be made to the SiriusXM Group and the Formula One Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Live Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Live Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the SiriusXM Group and the Formula One Group will be distributed to holders of shares of Liberty SiriusXM Common Stock as a Share Distribution pursuant to paragraph (d)(i)(D) and to holders of shares of Liberty Formula One Common Stock as a Share Distribution pursuant to paragraph (d)(iii)(D) of this Section A.2.

If at the time of a redemption of Liberty Live Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Live Common Stock that would become convertible into or exercisable or exchangeable for Distributable Live Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Live Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Live Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Live Group Redemption Shares, the number of Live Group Distribution Subsidiary Securities and the number of Live Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest, including any adjustments to the foregoing allocation between the SiriusXM Group and the Formula One Group) to take into account the securities of the Distributed Live Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of Liberty Live Common Stock are to be redeemed in accordance with this paragraph (f)(i) for Live Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Live Common Stock to be redeemed in accordance with this paragraph (f)(i) will be determined by multiplying the aggregate number of Live Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Live Common Stock, in each case, outstanding as of the Live Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Live Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Live Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed Live Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the SiriusXM Group and the Formula One Group, then (x) such Distributed Live Group Subsidiary will also be deemed a Distributed SiriusXM Group Subsidiary for purposes of paragraph (e)(i) (to the extent such Distributed Live Group Subsidiary also holds assets and liabilities of the SiriusXM Group) and/or a Distributed Formula One Group Subsidiary for purposes of paragraph (g)(i) (to the extent such Distributed Live Group Subsidiary also holds assets and liabilities of the Formula One Group) and (y) in connection with the redemption of Live Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of Liberty SiriusXM Common Stock pursuant to the provisions of paragraph (e)(i) (in the event such Distributed Live Group Subsidiary is also a Distributed SiriusXM Group Subsidiary) and/or shares of Liberty Formula One Common Stock pursuant to the provisions of paragraph (g)(i) (in the event such Distributed Live Group Subsidiary is also a Distributed Formula One Group Subsidiary), as applicable, subject to the Corporation obtaining the Live Group Redemption Stockholder Approval and the applicable of the SiriusXM Group Redemption Stockholder Approval and/or the Formula One Group Redemption Stockholder Approval. In connection with any such redemption of Liberty SiriusXM Common Stock, Liberty Live Common Stock and/or Liberty Formula One Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the SiriusXM Group Redemption Shares, the Live Group Redemption Shares and/or the Formula One Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of SiriusXM Group Redemption Shares to receive SiriusXM Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the SiriusXM Group held by such Subsidiary, (II) with holders of Live Group Redemption Shares to receive Live Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Live Group held by such Subsidiary and/or (III) with holders of Formula One Group Redemption Shares to receive Formula One Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Formula One Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Live Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

Any redemption pursuant to this paragraph (f)(i) will occur on a Live Group Redemption Date set forth in a notice to holders of Liberty Live Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Live Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

In effecting a redemption of Liberty Live Common Stock pursuant to this paragraph (f)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Live Common Stock in exchange for a single class or series of securities of the Distributed Live Group Subsidiary without distinction among series of Liberty Live Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Live Common Stock in exchange for separate classes or series of securities of the Distributed Live Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Live Common Stock in exchange for a separate class or series of securities of the Distributed Live Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Live Common Stock in exchange for a different class or series of securities of the Distributed Live Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Live Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Live Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Live Common Stock, the Series B Liberty Live Common Stock and the Series C Liberty Live Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Live Common Stock other than the Series B Liberty Live Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Live Common Stock (other than the Series B Liberty Live Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Live Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Live Common Stock, other than the Series B Liberty Live Common Stock) of such series of Liberty Live Common Stock. If the Board of Directors has made a Live Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Live Group Subsidiary comprising the Live Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Formula One Group and/or the SiriusXM Group will be made by the Board of Directors in its discretion.

(ii)            Mandatory Dividend, Redemption or Conversion in Case of Live Group Disposition. In the event of a Live Group Disposition (other than an Exempt Live Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Live Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

(A)            Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Live Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Live Group Allocable Net Proceeds of such Live Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(ii) and (d)(ii) of this Section A.2.; or

(B)            Provided that there are assets of the Corporation legally available therefor and the Live Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I)            if such Live Group Disposition involves all (not merely substantially all) of the assets of the Live Group, the Corporation may redeem all outstanding shares of each series of Liberty Live Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Live Group Allocable Net Proceeds of such Live Group Disposition as of the Live Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Live Common Stock outstanding as of the Live Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

(II)            if such Live Group Disposition involves substantially all (but not all) of the assets of the Live Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Live Group Allocable Net Proceeds of such Live Group Disposition as of the Live Group Redemption Selection Date (the “Live Group Redemption Amount”) to the redemption of outstanding shares of each series of Liberty Live Common Stock, such Live Group Redemption Amount to be allocated (subject to the provisions of this paragraph (f)(ii)) to the redemption of shares of each series of Liberty Live Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Live Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Live Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Live Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Live Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Live Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Live Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Live Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Live Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Live Group Redemption Amount. The outstanding shares of a series of Liberty Live Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

(C)            The Corporation may convert each outstanding share of Series A Liberty Live Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty SiriusXM Common Stock, each outstanding share of Series B Liberty Live Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty SiriusXM Common Stock, and each outstanding share of Series C Liberty Live Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty SiriusXM Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Live Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Live Group Disposition, to (II) the Average Market Value of the Liberty SiriusXM Group Reference Share over the same 10-Trading Day period; or

(D)            The Corporation may convert each outstanding share of Series A Liberty Live Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Formula One Common Stock, each outstanding share of Series B Liberty Live Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Formula One Common Stock, and each outstanding share of Series C Liberty Live Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Formula One Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Live Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Live Group Disposition, to (II) the Average Market Value of the Liberty Formula One Group Reference Share over the same 10-Trading Day period; or

(E)            The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Live Common Stock into Liberty SiriusXM Common Stock or Liberty Formula One Common Stock as contemplated by clauses (C) and (D) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of Liberty Live Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Live Common Stock to be converted into fully paid and non-assessable shares of Liberty SiriusXM Common Stock or Liberty Formula One Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Live Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Live Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Live Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Live Group Allocable Net Proceeds of such Live Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Live Common Stock entitled to receive such dividend and, in the case of a redemption, the Live Group Redemption Selection Date (in the case of a partial redemption) or the Live Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Live Common Stock in connection with such Live Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Live Common Stock to be converted into shares of Liberty SiriusXM Common Stock or Liberty Formula One Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Live Common Stock outstanding as of the record date, Live Group Redemption Selection Date or Live Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Live Common Stock, if the Live Group Disposition was of all (not merely substantially all) of the assets of the Live Group, then all remaining outstanding shares of Liberty Live Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Live Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Live Common Stock, if the Live Group Disposition was of substantially all (but not all) of the assets of the Live Group, then the number of shares of each series of Liberty Live Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the Live Group Redemption Amount referred to therein the portion of the Live Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Live Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). The aggregate number of shares of Liberty Live Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Live Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Live Common Stock outstanding as of the Live Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

For purposes of this paragraph (f)(ii):

(1)            as of any date, “substantially all of the assets of the Live Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Live Group as of such date;

(2)            in the case of a Live Group Disposition of assets in a series of related transactions, such Live Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3)            if the Board of Directors seeks the approval of the holders of Liberty Live Group Voting Securities entitled to vote thereon to qualify a Live Group Disposition as an Exempt Live Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Live Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such Live Group Disposition as an Exempt Live Group Disposition;

(4)            in the event of a redemption of a portion of the outstanding shares of Liberty Live Common Stock pursuant to clause (B)(II) or (E) of this paragraph (f)(ii) at a time when the Live Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a “Live Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the SiriusXM Group and the Formula One Group concurrently with such redemption an aggregate amount (the “Live Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Live Group Net Proceeds and (y) the portion of the Live Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (f)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable with Respect to the Live Group Inter-Group Interest” in paragraph (j) of this Section A.2. The Live Group Inter-Group Redemption Amount will be attributed between the SiriusXM Group and the Formula One Group based upon the SiriusXM Group’s Fractional Interest in the Live Group as of the Live Group Redemption Selection Date and the Formula One Group’s Fractional Interest in the Live Group as of the Live Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

(5)            if at the time of a Live Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Live Common Stock that would give the holders thereof the right to receive any consideration related to such Live Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Live Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of Liberty Live Common Stock and/or, if applicable, (y) the Live Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest as it deems appropriate to take into account the Liberty Live Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6)            the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (f)(ii) payable to the holders of Liberty Live Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Live Group Disposition; and

(7)            if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (f)(ii) payable to the holders of Liberty Live Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Live Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Live Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Live Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Live Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Live Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Live Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Live Common Stock, the Series B Liberty Live Common Stock and the Series C Liberty Live Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Live Common Stock other than the Series B Liberty Live Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Live Common Stock (other than the Series B Liberty Live Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Live Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Live Common Stock, other than the Series B Liberty Live Common Stock) of such series of Liberty Live Common Stock.

(iii)            Certain Provisions Respecting Convertible Securities. Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Live Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Live Group Conversion Date or Live Group Redemption Date on which all outstanding shares of Liberty Live Common Stock were converted or redeemed, any share of Liberty Live Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Live Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

(iv)            General.

(A)            Not later than the 10th Trading Day following the consummation of a Live Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Live Group Net Proceeds of such Live Group Disposition, (y) whether the Live Group Disposition qualifies as an Exempt Live Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Live Group Disposition as an Exempt Live Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Live Group Voting Securities entitled to vote thereon to qualify such Live Group Disposition as an Exempt Live Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such Live Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such Live Group Disposition as an Exempt Live Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I)            which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II)            as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (f)(ii), the Live Group Redemption Selection Date for the redemption of shares of Liberty Live Common Stock pursuant to clause (B)(II) or (E) of paragraph (f)(ii) or the Live Group Conversion Selection Date for the partial conversion of shares of Liberty Live Common Stock pursuant to clause (E) of paragraph (f)(ii), which record date, Live Group Redemption Selection Date or Live Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III)            the anticipated dividend payment date, Live Group Redemption Date and/or Live Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Live Group Disposition; and

(IV)            unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Live Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Live Group Redemption Selection Date or Live Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of Liberty Live Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of Liberty Live Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (f)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the Live Group Redemption Date or Live Group Conversion Date, as applicable:

(1)            the Live Group Redemption Date or Live Group Conversion Date;

(2)            the number of shares of Liberty Live Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Live Common Stock will be redeemed or converted and the series of Liberty SiriusXM Common Stock or Liberty Formula One Common Stock issuable to the holders of each series of Liberty Live Common Stock upon any such conversion;

(3)            in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Live Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Live Common Stock to be redeemed or converted and the Live Group Outstanding Interest Fraction as of the date of such notice (and if such Live Group Outstanding Interest Fraction is less than one (1), the SiriusXM Group’s Fractional Interest in the Live Group and the Formula One Group’s Fractional Interest in the Live Group, in each case, as of such date);

(4)            with respect to a partial redemption under clause (B)(II) or (E) of paragraph (f)(ii), if the Board of Directors has made a Live Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest, the SiriusXM Group’s Fractional Interest in the Live Group and the Formula One Group’s Fractional Interest in the Live Group, in each case, as of the Live Group Redemption Selection Date and the portion of the Live Group Inter-Group Redemption Amount attributable to each Group other than the Live Group;

(5)            with respect to a dividend under clause (A) or (E) of paragraph (f)(ii), the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest, the SiriusXM Group’s Fractional Interest in the Live Group and the Formula One Group’s Fractional Interest in the Live Group, in each case, as of the record date for the dividend and the portion of the Live Group Inter-Group Dividend Amount attributable to each Group other than the Live Group, if applicable; and

(6)            instructions as to how shares of Liberty Live Common Stock may be surrendered for redemption or conversion.

(B)            In the event of any conversion of shares of Liberty Live Common Stock pursuant to paragraph (b)(iv) or (v) of this Section A.2., not less than 10 days prior to the Live Group Conversion Date, the Corporation will announce publicly by press release:

(I)            that all outstanding shares of Liberty Live Common Stock will be converted pursuant to paragraph (b)(iv) or (v) of this Section A.2. on the Live Group Conversion Date;

(II)            the Live Group Conversion Date, which will not be more than 45 days following the Determination Date;

(III)            a statement that all outstanding shares of Liberty Live Common Stock will be converted;

(IV)            the per share number and series of shares of Liberty SiriusXM Common Stock or Liberty Formula One Common Stock to be received with respect to each share of each series of Liberty Live Common Stock; and

(V)            instructions as to how shares of Liberty Live Common Stock may be surrendered for conversion.

(C)            If the Corporation determines to obtain the Live Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Liberty Live Common Stock pursuant to paragraph (f)(i), the Corporation will announce publicly by press release:

(I)            that the Corporation intends to redeem shares of Liberty Live Common Stock for securities of a Distributed Live Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the Live Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II)            the number of shares of Liberty Live Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Liberty Live Common Stock will be redeemed;

(III)            the class or series of securities of the Distributed Live Group Subsidiary to be received with respect to each share of each series of Liberty Live Common Stock to be redeemed and the Live Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV)            if applicable, the Live Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V)            the Live Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI)            if the Board of Directors has made a Live Group Inter-Group Redemption Election, the number of Live Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Live Group, and the Number of Shares Issuable to the SiriusXM Group with Respect to the Live Group Inter-Group Interest and the Number of Shares Issuable to the Formula One Group with Respect to the Live Group Inter-Group Interest, in each case, used in determining such number and attribution of Live Group Inter-Group Interest Subsidiary Securities;

(VII)            instructions as to how shares of Liberty Live Common Stock may be surrendered for redemption; and

(VIII)            if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Liberty Live Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Live Group Redemption Selection Date.

If, at the time of issuance of the press release required by this paragraph (C), the Live Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the Live Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D)            The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Live Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Live Common Stock pursuant to this Section A.2., as applicable.

(E)            All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Live Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F)            No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Live Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(E), if the Live Group Conversion Date or the Live Group Redemption Date with respect to any shares of Liberty Live Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Live Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G)            Before any holder of shares of Liberty Live Common Stock will be entitled to receive a certificate or certificates (if any) representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Live Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates (if any) representing such shares of Liberty Live Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates (if any) representing shares of Liberty Live Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Live Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I). If less than all of the shares of Liberty Live Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Live Common Stock not redeemed or converted. Any shares of capital stock of the Corporation to be received by any holder of uncertificated shares of Liberty Live Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (f) shall be issued in book-entry form, without physical certificates, and shall be registered in the book entry account system of the Corporation’s transfer agent in the names of the holders thereof. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(B) of this Section A.2.

(H)            From and after any applicable Live Group Conversion Date or Live Group Redemption Date, all rights of a holder of shares of Liberty Live Common Stock that were converted or redeemed on such Live Group Conversion Date or Live Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates (if any) representing such shares of Liberty Live Common Stock, to receive a certificate or certificates (if any) representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Live Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Live Group Conversion Date or Live Group Redemption Date represented shares of Liberty Live Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Live Common Stock was converted or redeemed until surrender of such holder’s certificate (if any). Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Live Group Conversion Date or Live Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Live Group Conversion Date or Live Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat any certificates representing shares of Liberty Live Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Live Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

(I)            The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Live Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) or paragraph (c) of this Section A.2. or this paragraph (f). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Live Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Live Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Live Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J)            Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(g)            Redemption and Other Provisions Relating to the Liberty Formula One Common Stock.

(i)            Redemption for Securities of one or more Formula One Group Subsidiaries. At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Formula One Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Formula One Group Redemption Stockholder Approval (and, to the extent applicable, the SiriusXM Group Redemption Stockholder Approval and/or the Live Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Formula One Common Stock (such shares of Liberty Formula One Common Stock to be redeemed, the “Formula One Group Redemption Shares”) for securities of such Subsidiary (a “Distributed Formula One Group Subsidiary”), as provided herein. The number of Formula One Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Formula One Common Stock as of the Formula One Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Formula One Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed Formula One Group Subsidiary which is attributable to the Formula One Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed Formula One Group Subsidiary to be delivered (the “Formula One Group Distribution Subsidiary Securities”) in redemption of the Formula One Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Formula One Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Formula One Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed Formula One Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed Formula One Group Subsidiary which is attributable to the Formula One Group (subject to adjustment to reflect the effects of a Formula One Group Inter-Group Redemption Election) (such product, the “Distributable Formula One Group Subsidiary Securities”), by (y) the Formula One Group Outstanding Interest Fraction, in each case, as of the Formula One Group Redemption Selection Date, or (B) if the Board of Directors does not make a Formula One Group Inter-Group Redemption Election, all of the Distributable Formula One Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Formula One Group Subsidiary to be delivered in redemption of each Formula One Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Formula One Group Distribution Subsidiary Securities, by (y) the number of Formula One Group Redemption Shares.

If the Formula One Group Outstanding Interest Fraction is less than one (1) on the Formula One Group Redemption Selection Date for any redemption pursuant to this paragraph (g)(i) and if (but only if) the Board of Directors so determines in its discretion (a “Formula One Group Inter-Group Redemption Election”), then concurrently with the distribution of the Formula One Group Distribution Subsidiary Securities in redemption of Formula One Group Redemption Shares, the Corporation will attribute to the SiriusXM Group and the Live Group an aggregate number of Distributable Formula One Group Subsidiary Securities (the “Formula One Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable Formula One Group Subsidiary Securities and the number of Formula One Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Formula One Group Inter-Group Interest Subsidiary Securities will be allocated between the SiriusXM Group and the Live Group by multiplying the number of Formula One Group Inter-Group Interest Subsidiary Securities by (x), in the case of the SiriusXM Group, the SiriusXM Group’s Fractional Interest in the Formula One Group as of the Formula One Group Redemption Selection Date and, (y) in the case of the Live Group, the Live Group’s Fractional Interest in the Formula One Group as of the Formula One Group Redemption Selection Date. If a Formula One Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest” in paragraph (j) of this Section A.2.; (II) the attribution of Formula One Group Inter-Group Interest Subsidiary Securities to be made to the SiriusXM Group and the Live Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Formula One Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Formula One Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the SiriusXM Group and the Live Group will be distributed to holders of shares of Liberty SiriusXM Common Stock as a Share Distribution pursuant to paragraph (d)(i)(D) and to holders of shares of Liberty Live Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(D) of this Section A.2.

If at the time of a redemption of Liberty Formula One Common Stock pursuant to this paragraph (g)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Formula One Common Stock that would become convertible into or exercisable or exchangeable for Distributable Formula One Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Formula One Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Formula One Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Formula One Group Redemption Shares, the number of Formula One Group Distribution Subsidiary Securities and the number of Formula One Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest, including any adjustments to the foregoing allocation between the SiriusXM Group and the Live Group) to take into account the securities of the Distributed Formula One Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of Liberty Formula One Common Stock are to be redeemed in accordance with this paragraph (g)(i) for Formula One Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Formula One Common Stock to be redeemed in accordance with this paragraph (g)(i) will be determined by multiplying the aggregate number of Formula One Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Formula One Common Stock, in each case, outstanding as of the Formula One Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Formula One Common Stock to be redeemed in accordance with this paragraph (g)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Formula One Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed Formula One Group Subsidiary to be distributed pursuant to this paragraph (g)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the SiriusXM Group and the Live Group, then (x) such Distributed Formula One Group Subsidiary will also be deemed a Distributed SiriusXM Group Subsidiary for purposes of paragraph (e)(i) (to the extent such Distributed Formula One Group Subsidiary also holds assets and liabilities of the SiriusXM Group) and/or a Distributed Live Group Subsidiary for purposes of paragraph (f)(i) (to the extent such Distributed Formula One Group Subsidiary also holds assets and liabilities of the Live Group) and (y) in connection with the redemption of Formula One Group Redemption Shares pursuant to this paragraph (g)(i) the Corporation will also redeem shares of Liberty SiriusXM Common Stock pursuant to the provisions of paragraph (e)(i) (in the event such Distributed Formula One Group Subsidiary is also a Distributed SiriusXM Group Subsidiary) and/or shares of Liberty Live Common Stock pursuant to the provisions of paragraph (f)(i) (in the event such Distributed Formula One Group Subsidiary is also a Distributed Live Group Subsidiary), as applicable, subject to the Corporation obtaining the Formula One Group Redemption Stockholder Approval and the applicable of the SiriusXM Group Redemption Stockholder Approval and/or the Live Group Redemption Stockholder Approval. In connection with any such redemption of Liberty SiriusXM Common Stock, Liberty Live Common Stock and/or Liberty Formula One Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the SiriusXM Group Redemption Shares, the Live Group Redemption Shares and/or the Formula One Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of SiriusXM Group Redemption Shares to receive SiriusXM Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the SiriusXM Group held by such Subsidiary, (II) with holders of Live Group Redemption Shares to receive Live Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Live Group held by such Subsidiary and/or (III) with holders of Formula One Group Redemption Shares to receive Formula One Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Formula One Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Formula One Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

Any redemption pursuant to this paragraph (g)(i) will occur on a Formula One Group Redemption Date set forth in a notice to holders of Liberty Formula One Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Formula One Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (g)(iv)(C).

In effecting a redemption of Liberty Formula One Common Stock pursuant to this paragraph (g)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Formula One Common Stock in exchange for a single class or series of securities of the Distributed Formula One Group Subsidiary without distinction among series of Liberty Formula One Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Formula One Common Stock in exchange for separate classes or series of securities of the Distributed Formula One Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Formula One Common Stock in exchange for a separate class or series of securities of the Distributed Formula One Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Formula One Common Stock in exchange for a different class or series of securities of the Distributed Formula One Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Formula One Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Formula One Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Formula One Common Stock, the Series B Liberty Formula One Common Stock and the Series C Liberty Formula One Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Formula One Common Stock other than the Series B Liberty Formula One Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Formula One Common Stock (other than the Series B Liberty Formula One Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Formula One Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Formula One Common Stock, other than the Series B Liberty Formula One Common Stock) of such series of Liberty Formula One Common Stock. If the Board of Directors has made a Formula One Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Formula One Group Subsidiary comprising the Formula One Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the SiriusXM Group and/or the Live Group will be made by the Board of Directors in its discretion.

(ii)            Mandatory Dividend, Redemption or Conversion in Case of Formula One Group Disposition. In the event of a Formula One Group Disposition (other than an Exempt Formula One Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Formula One Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

(A)            Subject to the first sentence of paragraph (c)(iii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Formula One Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Formula One Group Allocable Net Proceeds of such Formula One Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(iii) and (d)(iii) of this Section A.2.; or

(B)            Provided that there are assets of the Corporation legally available therefor and the Formula One Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (g)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I)            if such Formula One Group Disposition involves all (not merely substantially all) of the assets of the Formula One Group, the Corporation may redeem all outstanding shares of each series of Liberty Formula One Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Formula One Group Allocable Net Proceeds of such Formula One Group Disposition as of the Formula One Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Formula One Common Stock outstanding as of the Formula One Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (g)(ii)); or

(II)            if such Formula One Group Disposition involves substantially all (but not all) of the assets of the Formula One Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Formula One Group Allocable Net Proceeds of such Formula One Group Disposition as of the Formula One Group Redemption Selection Date (the “Formula One Group Redemption Amount”) to the redemption of outstanding shares of each series of Liberty Formula One Common Stock, such Formula One Group Redemption Amount to be allocated (subject to the provisions of this paragraph (g)(ii)) to the redemption of shares of each series of Liberty Formula One Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Formula One Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Formula One Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Formula One Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Formula One Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Formula One Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Formula One Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Formula One Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Formula One Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Formula One Group Redemption Amount. The outstanding shares of a series of Liberty Formula One Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

(C)            The Corporation may convert each outstanding share of Series A Liberty Formula One Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty SiriusXM Common Stock, each outstanding share of Series B Liberty Formula One Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty SiriusXM Common Stock, and each outstanding share of Series C Liberty Formula One Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty SiriusXM Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Formula One Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Formula One Group Disposition, to (II) the Average Market Value of the Liberty SiriusXM Group Reference Share over the same 10-Trading Day period; or

(D)            The Corporation may convert each outstanding share of Series A Liberty Formula One Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Live Common Stock, each outstanding share of Series B Liberty Formula One Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Live Common Stock, and each outstanding share of Series C Liberty Formula One Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Live Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Formula One Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Formula One Group Disposition, to (II) the Average Market Value of the Liberty Live Group Reference Share over the same 10-Trading Day period; or

(E)            The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Formula One Common Stock into Liberty SiriusXM Common Stock or Liberty Live Common Stock as contemplated by clauses (C) and (D) of this paragraph (g)(ii) with the payment of a dividend on or the redemption of shares of Liberty Formula One Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (g)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Formula One Common Stock to be converted into fully paid and non-assessable shares of Liberty SiriusXM Common Stock or Liberty Live Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Formula One Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(iii) and (d)(iii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Formula One Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Formula One Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Formula One Group Allocable Net Proceeds of such Formula One Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Formula One Common Stock entitled to receive such dividend and, in the case of a redemption, the Formula One Group Redemption Selection Date (in the case of a partial redemption) or the Formula One Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Formula One Common Stock in connection with such Formula One Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Formula One Common Stock to be converted into shares of Liberty SiriusXM Common Stock or Liberty Live Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Formula One Common Stock outstanding as of the record date, Formula One Group Redemption Selection Date or Formula One Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Formula One Common Stock, if the Formula One Group Disposition was of all (not merely substantially all) of the assets of the Formula One Group, then all remaining outstanding shares of Liberty Formula One Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Formula One Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (g)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Formula One Common Stock, if the Formula One Group Disposition was of substantially all (but not all) of the assets of the Formula One Group, then the number of shares of each series of Liberty Formula One Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (g)(ii), substituting for the Formula One Group Redemption Amount referred to therein the portion of the Formula One Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Formula One Group Allocable Net Proceeds and allocated among all such shares redeemed on an equal per share basis (subject to the provisions of this paragraph (g)(ii)). The aggregate number of shares of Liberty Formula One Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Formula One Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Formula One Common Stock outstanding as of the Formula One Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (g)(ii).

For purposes of this paragraph (g)(ii):

(1)            as of any date, “substantially all of the assets of the Formula One Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Formula One Group as of such date;

(2)            in the case of a Formula One Group Disposition of assets in a series of related transactions, such Formula One Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3)            if the Board of Directors seeks the approval of the holders of Liberty Formula One Group Voting Securities entitled to vote thereon to qualify a Formula One Group Disposition as an Exempt Formula One Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Formula One Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (g)(ii) and paragraph (g)(iv), and no subsequent vote may be taken to qualify such Formula One Group Disposition as an Exempt Formula One Group Disposition;

(4)            in the event of a redemption of a portion of the outstanding shares of Liberty Formula One Common Stock pursuant to clause (B)(II) or (E) of this paragraph (g)(ii) at a time when the Formula One Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a “Formula One Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the SiriusXM Group and the Live Group concurrently with such redemption an aggregate amount (the “Formula One Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Formula One Group Net Proceeds and (y) the portion of the Formula One Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (g)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest” in paragraph (j) of this Section A.2. The Formula One Group Inter-Group Redemption Amount will be attributed between the SiriusXM Group and the Live Group based upon the SiriusXM Group’s Fractional Interest in the Formula One Group as of the Formula One Group Redemption Selection Date and the Live Group’s Fractional Interest in the Formula One Group as of the Formula One Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

(5)            if at the time of a Formula One Group Disposition subject to this paragraph (g)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Formula One Common Stock that would give the holders thereof the right to receive any consideration related to such Formula One Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Formula One Common Stock pursuant to this paragraph (g)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (g)(ii) as a dividend on or in redemption or conversion of shares of Liberty Formula One Common Stock and/or, if applicable, (y) the Formula One Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest as it deems appropriate to take into account the Liberty Formula One Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6)            the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (g)(ii) payable to the holders of Liberty Formula One Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (g)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Formula One Group Disposition; and

(7)            if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (g)(ii) payable to the holders of Liberty Formula One Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Formula One Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Formula One Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Formula One Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Formula One Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Formula One Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Formula One Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Formula One Common Stock, the Series B Liberty Formula One Common Stock and the Series C Liberty Formula One Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Formula One Common Stock other than the Series B Liberty Formula One Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Formula One Common Stock (other than the Series B Liberty Formula One Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Formula One Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Formula One Common Stock, other than the Series B Liberty Formula One Common Stock) of such series of Liberty Formula One Common Stock.

(iii)            Certain Provisions Respecting Convertible Securities. Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Formula One Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (g)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Formula One Group Conversion Date or Formula One Group Redemption Date on which all outstanding shares of Liberty Formula One Common Stock were converted or redeemed, any share of Liberty Formula One Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Formula One Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

(iv)            General.

(A)            Not later than the 10th Trading Day following the consummation of a Formula One Group Disposition referred to in paragraph (g)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Formula One Group Net Proceeds of such Formula One Group Disposition, (y) whether the Formula One Group Disposition qualifies as an Exempt Formula One Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Formula One Group Disposition as an Exempt Formula One Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Formula One Group Voting Securities entitled to vote thereon to qualify such Formula One Group Disposition as an Exempt Formula One Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (g)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such Formula One Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such Formula One Group Disposition as an Exempt Formula One Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I)            which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (g)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II)            as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (g)(ii), the Formula One Group Redemption Selection Date for the redemption of shares of Liberty Formula One Common Stock pursuant to clause (B)(II) or (E) of paragraph (g)(ii) or the Formula One Group Conversion Selection Date for the partial conversion of shares of Liberty Formula One Common Stock pursuant to clause (E) of paragraph (g)(ii), which record date, Formula One Group Redemption Selection Date or Formula One Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III)            the anticipated dividend payment date, Formula One Group Redemption Date and/or Formula One Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Formula One Group Disposition; and

(IV)            unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Formula One Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Formula One Group Redemption Selection Date or Formula One Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of Liberty Formula One Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (g)(ii) of this Section A.2., or a conversion of shares of Liberty Formula One Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (g)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the Formula One Group Redemption Date or Formula One Group Conversion Date, as applicable:

(1)            the Formula One Group Redemption Date or Formula One Group Conversion Date;

(2)            the number of shares of Liberty Formula One Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Formula One Common Stock will be redeemed or converted and the series of Liberty SiriusXM Common Stock or Liberty Live Common Stock issuable to the holders of each series of Liberty Formula One Common Stock upon any such conversion;

(3)            in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Formula One Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Formula One Common Stock to be redeemed or converted and the Formula One Group Outstanding Interest Fraction as of the date of such notice (and if such Formula One Group Outstanding Interest Fraction is less than one (1), the SiriusXM Group’s Fractional Interest in the Formula One Group and the Live Group’s Fractional Interest in the Formula One Group, in each case, as of such date);

(4)            with respect to a partial redemption under clause (B)(II) or (E) of paragraph (g)(ii), if the Board of Directors has made a Formula One Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest, the SiriusXM Group’s Fractional Interest in the Formula One Group and the Live Group’s Fractional Interest in the Formula One Group, in each case, as of the Formula One Group Redemption Selection Date and the portion of the Formula One Group Inter-Group Redemption Amount attributable to each Group other than the Formula One Group;

(5)            with respect to a dividend under clause (A) or (E) of paragraph (g)(ii), the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest, the SiriusXM Group’s Fractional Interest in the Formula One Group and the Live Group’s Fractional Interest in the Formula One Group, in each case, as of the record date for the dividend and the portion of the Formula One Group Inter-Group Dividend Amount attributable to each Group other than the Formula One Group, if applicable; and

(6)            instructions as to how shares of Liberty Formula One Common Stock may be surrendered for redemption or conversion.

(B)            In the event of any conversion of shares of Liberty Formula One Common Stock pursuant to paragraph (b)(ii) or (iii) of this Section A.2., not less than 10 days prior to the Formula One Group Conversion Date, the Corporation will announce publicly by press release:

(I)            that all outstanding shares of Liberty Formula One Common Stock will be converted pursuant to paragraph (b)(ii) or (iii) of this Section A.2. on the Formula One Group Conversion Date;

(II)            the Formula One Group Conversion Date, which will not be more than 45 days following the Determination Date;

(III)            a statement that all outstanding shares of Liberty Formula One Common Stock will be converted;

(IV)            the per share number and series of shares of Liberty SiriusXM Common Stock or Liberty Live Common Stock to be received with respect to each share of each series of Liberty Formula One Common Stock; and

(V)            instructions as to how shares of Liberty Formula One Common Stock may be surrendered for conversion.

(C)            If the Corporation determines to obtain the Formula One Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Liberty Formula One Common Stock pursuant to paragraph (g)(i), the Corporation will announce publicly by press release:

(I)            that the Corporation intends to redeem shares of Liberty Formula One Common Stock for securities of a Distributed Formula One Group Subsidiary pursuant to paragraph (g)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the Formula One Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II)            the number of shares of Liberty Formula One Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Liberty Formula One Common Stock will be redeemed;

(III)            the class or series of securities of the Distributed Formula One Group Subsidiary to be received with respect to each share of each series of Liberty Formula One Common Stock to be redeemed and the Formula One Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV)            if applicable, the Formula One Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V)            the Formula One Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI)            if the Board of Directors has made a Formula One Group Inter-Group Redemption Election, the number of Formula One Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Formula One Group, and the Number of Shares Issuable to the SiriusXM Group with Respect to the Formula One Group Inter-Group Interest and the Number of Shares Issuable to the Live Group with Respect to the Formula One Group Inter-Group Interest, in each case, used in determining such number and attribution of Formula One Group Inter-Group Interest Subsidiary Securities;

(VII)            instructions as to how shares of Liberty Formula One Common Stock may be surrendered for redemption; and

(VIII)            if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Liberty Formula One Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Formula One Group Redemption Selection Date.

If, at the time of issuance of the press release required by this paragraph (C), the Formula One Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the Formula One Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D)            The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Formula One Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Formula One Common Stock pursuant to this Section A.2., as applicable.

(E)            All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (g)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Formula One Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F)            No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Formula One Common Stock; provided, however, that, except as otherwise contemplated by paragraph (g)(ii)(E), if the Formula One Group Conversion Date or the Formula One Group Redemption Date with respect to any shares of Liberty Formula One Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Formula One Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G)            Before any holder of shares of Liberty Formula One Common Stock will be entitled to receive a certificate or certificates (if any) representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Formula One Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (g), such holder will surrender at such place as the Corporation will specify certificates (if any) representing such shares of Liberty Formula One Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates (if any) representing shares of Liberty Formula One Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Formula One Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (g)(iv)(I). If less than all of the shares of Liberty Formula One Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Formula One Common Stock not redeemed or converted. Any shares of capital stock of the Corporation to be received by any holder of uncertificated shares of Liberty Formula One Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (g) shall be issued in book-entry form, without physical certificates, and shall be registered in the book entry account system of the Corporation’s transfer agent in the names of the holders thereof. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(C) of this Section A.2.

(H)            From and after any applicable Formula One Group Conversion Date or Formula One Group Redemption Date, all rights of a holder of shares of Liberty Formula One Common Stock that were converted or redeemed on such Formula One Group Conversion Date or Formula One Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates (if any) representing such shares of Liberty Formula One Common Stock, to receive a certificate or certificates (if any) representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (g)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Formula One Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Formula One Group Conversion Date or Formula One Group Redemption Date represented shares of Liberty Formula One Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Formula One Common Stock was converted or redeemed until surrender of such holder’s certificate (if any). Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Formula One Group Conversion Date or Formula One Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Formula One Group Conversion Date or Formula One Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat any certificates representing shares of Liberty Formula One Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Formula One Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (g), notwithstanding the failure of the holder thereof to surrender such certificates.

(I)            The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Formula One Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) or paragraph (c) of this Section A.2. or this paragraph (g). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Formula One Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Formula One Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Formula One Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J)            Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (g) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(h)            Liquidation and Dissolution.

(i)            General. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of Liberty SiriusXM Common Stock, the holders of shares of Liberty Live Common Stock and the holders of shares of Liberty Formula One Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of Liberty SiriusXM Common Stock, Liberty Live Common Stock and Liberty Formula One Common Stock.

Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (h).

(ii)            Liquidation Units. The liquidation units per share of each series of Common Stock will be as follows:

(A)            each share of Liberty SiriusXM Common Stock will initially have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) as determined in accordance with the Liberty SiriusXM Liquidation Unit Formula, which number shall be set forth on a statement to be filed with the Secretary of the Corporation as promptly as reasonably practicable following the determination thereof following the Effective Date, a copy of which will be furnished by the Corporation, on request and without cost, to any stockholder of the Corporation;

(B)            each share of Liberty Live Common Stock will initially have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) as determined in accordance with the Liberty Live Liquidation Unit Formula, which number shall be set forth on a statement to be filed with the Secretary of the Corporation as promptly as reasonably practicable following the determination thereof following the Effective Date, a copy of which will be furnished by the Corporation, on request and without cost, to any stockholder of the Corporation; and

(C)            each share of Liberty Formula One Common Stock will initially have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) as determined in accordance with the Liberty Formula One Liquidation Unit Formula, which number shall be set forth on a statement to be filed with the Secretary of the Corporation as promptly as reasonably practicable following the determination thereof following the Effective Date, a copy of which will be furnished by the Corporation, on request and without cost, to any stockholder of the Corporation;

provided, that, if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock, or declares and pays a dividend or distribution in shares, or rights to acquire shares, of Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock to holders of Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock, as applicable, the per share liquidation units of the Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of Liberty SiriusXM Common Stock, Liberty Live Common Stock and Liberty Formula One Common Stock.

Whenever an adjustment is made to liquidation units under this paragraph (h), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation, a copy of which will be furnished by the Corporation, on request and without cost, to any stockholder of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

(i)            Determinations by the Board of Directors. Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution or pursuant to a redemption in accordance with this Certificate, any determination of the Board of Directors in connection therewith, including, without limitation, that a Share Distribution was made on an equal per share basis or that any differences in voting rights, designation, conversion, redemption and share distribution provisions or otherwise satisfy the requirements set forth in this Certificate, will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

(j)            Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph (j) will have, for all purposes of this Certificate, the meanings herein specified:

“Affiliate” means, with respect to any Person, any other person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person.

“Average Market Value” of a share of any series of Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such series of Common Stock or such other capital stock over the applicable period prescribed in this Certificate.

“Board of Directors” means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

“Certificate” means this Restated Certificate of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of “Exempt SiriusXM Group Disposition”, “Exempt Live Group Disposition” or “Exempt Formula One Group Disposition” set forth in this paragraph (j), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having 25% or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing 50% or more of the common equity interest or economic equity interest in such Person.

“Convertible Securities” means (x) any securities of the Corporation (other than any series of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

“Corporation Earnings (Loss) Attributable to the Formula One Group” for any period, means the net earnings or loss of the Formula One Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Formula One Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Formula One Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Corporation Earnings (Loss) Attributable to the Live Group” for any period, means the net earnings or loss of the Live Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Live Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Live Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Corporation Earnings (Loss) Attributable to the SiriusXM Group” for any period, means the net earnings or loss of the SiriusXM Group for such period determined on a basis consistent with the determination of the net earnings or loss of the SiriusXM Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the SiriusXM Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Determination Date” means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

“Disposition” means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term “Disposition” does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole.

“Effective Date” means the date on which this Certificate is filed with the Secretary of State of Delaware.

“Exempt Formula One Group Disposition” means any of the following: (i) the Disposition of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (g) of this Section A.2., (iii) a Formula One Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Formula One Group Disposition in connection with a Formula One Group Related Business Transaction, or (v) a Formula One Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Formula One Group Voting Securities to classify such Formula One Group Disposition as an Exempt Formula One Group Disposition in accordance with paragraph (a)(iv) of this Section A.2.

“Exempt Live Group Disposition” means any of the following: (i) the Disposition of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) a Live Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Live Group Disposition in connection with a Live Group Related Business Transaction, or (v) a Live Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Live Group Voting Securities to classify such Live Group Disposition as an Exempt Live Group Disposition in accordance with paragraph (a)(iv) of this Section A.2.

“Exempt SiriusXM Group Disposition” means any of the following: (i) the Disposition of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) a SiriusXM Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a SiriusXM Group Disposition in connection with a SiriusXM Group Related Business Transaction, or (v) a SiriusXM Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty SiriusXM Group Voting Securities to classify such SiriusXM Group Disposition as an Exempt SiriusXM Group Disposition in accordance with paragraph (a)(iv) of this Section A.2.

“Fair Value” means, as of any date:

(i)            in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

(ii)            in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

(iii)            in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

(iv)            in the case of assets or property other than securities or cash, the “Fair Value” thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

“Formula One Group” means, as of any date:

(i)            the direct and indirect interest of the Corporation as of the Effective Date (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, Affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, in each case, other than any businesses, assets or liabilities attributable to the SiriusXM Group or the Live Group as of the Effective Date;

(ii)            all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Formula One Group, or contributed, allocated or transferred to the Formula One Group (including the net proceeds of any issuances, sales or incurrences for the account of the Formula One Group of shares of Liberty Formula One Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Formula One Common Stock, or indebtedness or Preferred Stock attributed to the Formula One Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iii)            the proceeds of any Disposition of any of the foregoing;

(iv)            an Inter-Group Interest in the SiriusXM Group equal to one (1) minus the SiriusXM Group Outstanding Interest Fraction allocable to the Formula One Group as of such date; and

(v)            an Inter-Group Interest in the Live Group equal to one (1) minus the Live Group Outstanding Interest Fraction allocable to the Formula One Group as of such date;

provided that the Formula One Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Formula One Common Stock or in redemption of shares of Liberty Formula One Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Formula One Group to the SiriusXM Group or the Live Group (other than through the Formula One Group’s Inter-Group Interest in the SiriusXM Group or the Live Group, if any, pursuant to clause (iv) or (v) above), including, without limitation, any Formula One Group Inter-Group Dividend Amount or Formula One Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“Formula One Group Allocable Net Proceeds” means, with respect to any Formula One Group Disposition, (i) if at the time of such Formula One Group Disposition, the Formula One Group Outstanding Interest Fraction is one (1), the Formula One Group Net Proceeds of such Formula One Group Disposition, or (ii) if at the time of such Formula One Group Disposition the Formula One Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Formula One Group Net Proceeds of such Formula One Group Disposition, by (y) the Formula One Group Outstanding Interest Fraction as of such date.

“Formula One Group Available Dividend Amount,” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Formula One Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Formula One Group less the total liabilities (not including Preferred Stock attributed to the Formula One Group) of the Formula One Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Formula One Common Stock and each series of Preferred Stock attributed to the Formula One Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Formula One Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

“Formula One Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Formula One Common Stock pursuant to this Section A.2.

“Formula One Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty Formula One Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Formula One Group Conversion Date).

“Formula One Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Formula One Group to one or more Persons.

“Formula One Group Net Proceeds” means, as of any date, with respect to any Formula One Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (g)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the SiriusXM Group or the Live Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Formula One Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Formula One Group. For purposes of this definition, any assets of the Formula One Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“Formula One Group Outstanding Interest Fraction,” as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Formula One Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Formula One Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Formula One Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(iii), (d)(iii) or (g)(ii) of this Section A.2.) or redemption (for purposes of paragraph (g) of this Section A.2.) with respect to the Liberty Formula One Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Formula One Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“Formula One Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Formula One Common Stock pursuant to this Section A.2.

“Formula One Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of Liberty Formula One Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Formula One Group Redemption Date).

“Formula One Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the Formula One Group in which the Corporation receives as proceeds of such Disposition primarily capital stock or other equity securities (including, without limitation, capital stock or other securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Formula One Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Formula One Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Formula One Group prior to such Disposition, as determined in good faith by the Board of Directors.

“Formula One Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of Liberty Formula One Common Stock, the number of shares (including any fraction of a share) of Liberty Formula One Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“Group” means the SiriusXM Group, the Live Group or the Formula One Group.

“Inter-Group Interest” means, as of any date and with respect to any Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of either of the other Groups in accordance with this Certificate. An Inter-Group Interest in the SiriusXM Group held by (x) the Live Group is expressed in terms of the Number of Shares Issuable to the Live Group with Respect to the SiriusXM Group Inter-Group Interest and (y) the Formula One Group is expressed in terms of the Number of Shares Issuable to the Formula One Group with Respect to the SiriusXM Group Inter-Group Interest. An Inter-Group Interest in the Live Group held by (x) the SiriusXM Group is expressed in terms of the Number of Shares Issuable to the SiriusXM Group with Respect to the Live Group Inter-Group Interest and (y) the Formula One Group is expressed in terms of the Number of Shares Issuable to the Formula One Group with Respect to the Live Group Inter-Group Interest. An Inter-Group Interest in the Formula One Group held by (x) the SiriusXM Group is expressed in terms of the Number of Shares Issuable to the SiriusXM Group with Respect to the Formula One Group Inter-Group Interest and (y) the Live Group is expressed in terms of the Number of Shares Issuable to the Live Group with Respect to the Formula One Group Inter-Group Interest.

“Liberty Formula One Group Reference Share” means one share of Series A Liberty Formula One Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Formula One Common Stock exceeds the number of shares outstanding of the Series A Liberty Formula One Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Formula One Common Stock in lieu of basing it on one share of Series A Liberty Formula One Common Stock, in which case the term “Liberty Formula One Group Reference Share” will mean one share of such other Publicly Traded series of Liberty Formula One Common Stock.

“Liberty Formula One Group Voting Securities” means the Series A Liberty Formula One Common Stock, the Series B Liberty Formula One Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Formula One Group Voting Security, provided, that each such series of Preferred Stock will be treated as a Liberty Formula One Group Voting Security and will be entitled to vote together with the other Liberty Formula One Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“Liberty Formula One Liquidation Unit Formula” means (i) the product of (a) the Old Liberty Formula One Liquidation Unit and (b) a fraction, (1) the numerator of which is the product of (A) the average of the daily volume weighted average prices of the Series C Liberty Formula One Common Stock over the Trading Period and (B) the Formula One Ratio, and (2) the denominator of which is the sum of (A) the product of (x) the average of the daily volume weighted average prices of the Series C Liberty Formula One Common Stock over the Trading Period and (y) the Formula One Ratio and (B) the product of (x) the average of the daily volume weighted average prices of the Series C Liberty Live Common Stock over the Trading Period and (y) the Liberty Live Fraction for Old Liberty Formula One Common Stock divided by (ii) the Formula One Ratio.

“Liberty Live Group Reference Share” means one share of Series A Liberty Live Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Live Common Stock exceeds the number of shares outstanding of the Series A Liberty Live Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Live Common Stock in lieu of basing it on one share of Series A Liberty Live Common Stock, in which case the term “Liberty Live Group Reference Share” will mean one share of such other Publicly Traded series of Liberty Live Common Stock.

“Liberty Live Group Voting Securities” means the Series A Liberty Live Common Stock, the Series B Liberty Live Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Live Group Voting Security, provided, that each such series of Preferred Stock will be treated as a Liberty Live Group Voting Security and will be entitled to vote together with the other Liberty Live Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“Liberty Live Liquidation Unit Formula” means (i) the sum of (a) the product of (1) the Old Liberty SiriusXM Attributed Liberty Live Fractional Liquidation Unit and (2) the number of shares of Old Liberty SiriusXM Common Stock outstanding immediately prior to the Effective Time and (b) the product of (1) the Old Liberty Formula One Attributed Liberty Live Fractional Liquidation Unit and (2) the number of shares of Old Liberty Formula One Common Stock outstanding immediately prior to the Effective Time divided by (ii) the number of shares of Liberty Live Common Stock outstanding immediately after the Effective Time.

“Liberty SiriusXM Group Reference Share” means one share of Series A Liberty SiriusXM Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty SiriusXM Common Stock exceeds the number of shares outstanding of the Series A Liberty SiriusXM Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty SiriusXM Common Stock in lieu of basing it on one share of Series A Liberty SiriusXM Common Stock, in which case the term “Liberty SiriusXM Group Reference Share” will mean one share of such other Publicly Traded series of Liberty SiriusXM Common Stock.

“Liberty SiriusXM Group Voting Securities” means the Series A Liberty SiriusXM Common Stock, the Series B Liberty SiriusXM Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty SiriusXM Group Voting Security, provided, that each such series of Preferred Stock will be treated as a Liberty SiriusXM Group Voting Security and will be entitled to vote together with the other Liberty SiriusXM Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“Liberty SiriusXM Liquidation Unit Formula” means (i) the product of (a) the Old Liberty SiriusXM Liquidation Unit and (b) a fraction, (1) the numerator of which is the product of (A) the average of the daily volume weighted average prices of the Series C Liberty SiriusXM Common Stock over the Trading Period and (B) the Liberty SiriusXM Ratio, and (2) the denominator of which is the sum of (A) the product of (x) the average of the daily volume weighted average prices of the Series C Liberty SiriusXM Common Stock over the Trading Period and (y) the Liberty SiriusXM Ratio and (B) the product of (x) the average of the daily volume weighted average prices of the Series C Liberty Live Common Stock over the Trading Period and (y) the Liberty Live Fraction for Old Liberty SiriusXM Common Stock divided by (ii) the Liberty SiriusXM Ratio.

“Live Group” means, as of any date:

(i)            the direct and indirect interest of the Corporation, as of the Effective Date, in Live Nation Entertainment, Inc. and each of its Subsidiaries (including any successor to Live Nation Entertainment, Inc. or any such Subsidiary by merger, consolidation or sale or other Disposition of all or substantially all of its assets, whether or not in connection with a Live Group Related Business Transaction) and their respective assets, liabilities and businesses;

(ii)            all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Live Group as of the Effective Date;

(iii)            all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Live Group, or contributed, allocated or transferred to the Live Group (including the net proceeds of any issuances, sales or incurrences for the account of the Live Group of shares of Liberty Live Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Live Common Stock, or indebtedness or Preferred Stock attributed to the Live Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iv)            the proceeds of any Disposition of any of the foregoing;

(v)            an Inter-Group Interest in the SiriusXM Group equal to one (1) minus the SiriusXM Group Outstanding Interest Fraction allocable to the Live Group as of such date; and

(vi)            an Inter-Group Interest in the Formula One Group equal to one (1) minus the Formula One Group Outstanding Interest Fraction allocable to the Live Group as of such date;

provided that the Live Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Live Common Stock or in redemption of shares of Liberty Live Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Live Group to the SiriusXM Group or the Formula One Group (other than through the Live Group’s Inter-Group Interest in the SiriusXM Group or the Formula One Group, if any, pursuant to clause (v) or (vi) above), including, without limitation, any Live Group Inter-Group Dividend Amount or Live Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“Live Group Allocable Net Proceeds” means, with respect to any Live Group Disposition, (i) if at the time of such Live Group Disposition, the Live Group Outstanding Interest Fraction is one (1), the Live Group Net Proceeds of such Live Group Disposition, or (ii) if at the time of such Live Group Disposition the Live Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Live Group Net Proceeds of such Live Group Disposition, by (y) the Live Group Outstanding Interest Fraction as of such date.

“Live Group Available Dividend Amount,” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Live Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Live Group less the total liabilities (not including Preferred Stock attributed to the Live Group) of the Live Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Live Common Stock and each series of Preferred Stock attributed to the Live Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Live Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

“Live Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Live Common Stock pursuant to this Section A.2.

“Live Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty Live Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Live Group Conversion Date).

“Live Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Live Group to one or more Persons.

“Live Group Net Proceeds” means, as of any date, with respect to any Live Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the SiriusXM Group or the Formula One Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Live Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Live Group. For purposes of this definition, any assets of the Live Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“Live Group Outstanding Interest Fraction,” as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Live Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Live Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Live Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the Liberty Live Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Live Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“Live Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Live Common Stock pursuant to this Section A.2.

“Live Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of Liberty Live Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Live Group Redemption Date).

“Live Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the Live Group in which the Corporation receives as proceeds of such Disposition primarily capital stock or other equity securities (including, without limitation, capital stock or other securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Live Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Live Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Live Group prior to such Disposition, as determined in good faith by the Board of Directors.

“Live Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of Liberty Live Common Stock, the number of shares (including any fraction of a share) of Liberty Live Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“Market Value” of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day or in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock on the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the “Market Value” of a share of stock on any day during such period prior to the “ex” date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the “Market Value” of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the “ex” date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

“Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest” is equal to such number as is in effect on the Effective Date as set forth in the statement on file with the Secretary of the Corporation, and will from time to time thereafter be (without duplication):

(i)            adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Formula One Common Stock and dividends of shares of Liberty Formula One Common Stock to holders of Liberty Formula One Common Stock (and, to the extent the Formula One Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the SiriusXM Group with Respect to the Formula One Group Inter-Group Interest and the Number of Shares Issuable to the Live Group with Respect to the Formula One Group Inter-Group Interest) and other reclassifications of Liberty Formula One Common Stock;

(ii)            decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Formula One Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the SiriusXM Group or the Live Group; (B) by a number equal to the aggregate number of shares of Liberty Formula One Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the SiriusXM Group or the Live Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Formula One Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest, as of the Formula One Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Formula One Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed Formula One Group Subsidiary which is attributable to the Formula One Group, as determined by the Board of Directors under paragraph (g)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Formula One Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Formula One Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Formula One Common Stock redeemed pursuant to paragraph (g)(ii)(B)(II) or (g)(ii)(E), as applicable, of this Section A.2., by the applicable Formula One Group Redemption Amount or the applicable portion of the Formula One Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Formula One Group that are transferred or allocated from the Formula One Group to the SiriusXM Group or the Live Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Formula One Group Reference Share as of the date of such transfer or allocation;

(iii)            increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Formula One Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the SiriusXM Group or the Live Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the SiriusXM Group or the Live Group, or (z) following their conversion into shares of Liberty SiriusXM Common Stock or Liberty Live Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (g)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the SiriusXM Group or the Live Group that are contributed to the Formula One Group in consideration of an increase in the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Formula One Group Reference Share as of the date of such contribution; and

(iv)            increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the SiriusXM Group or the Live Group in the Formula One Group.

In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the SiriusXM Group and the amount, if any, of such change which is to be allocated to the Live Group. The aggregate Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest which are allocated at any applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the SiriusXM Group is referred to herein as the “Number of Shares Issuable to the SiriusXM Group with Respect to the Formula One Group Inter-Group Interest” and (B) the Live Group is referred to herein as the “Number of Shares Issuable to the Live Group with Respect to the Formula One Group Inter-Group Interest”.

Whenever a change in the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the SiriusXM Group and the Live Group, with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Number of Shares Issuable with Respect to the Live Group Inter-Group Interest” is equal to such number as is in effect on the Effective Date as set forth in the statement on file with the Secretary of the Corporation, and will from time to time thereafter be (without duplication):

(i)            adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Live Common Stock and dividends of shares of Liberty Live Common Stock to holders of Liberty Live Common Stock (and, to the extent the Live Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the SiriusXM Group with Respect to the Live Group Inter-Group Interest and the Number of Shares Issuable to the Formula One Group with Respect to the Live Group Inter-Group Interest) and other reclassifications of Liberty Live Common Stock;

(ii)            decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Live Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the SiriusXM Group or the Formula One Group; (B) by a number equal to the aggregate number of shares of Liberty Live Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the SiriusXM Group or the Formula One Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Live Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest, as of the Live Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Live Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed Live Group Subsidiary which is attributable to the Live Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Live Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Live Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Live Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(E), as applicable, of this Section A.2., by the applicable Live Group Redemption Amount or the applicable portion of the Live Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Live Group that are transferred or allocated from the Live Group to the SiriusXM Group or the Formula One Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Live Group Reference Share as of the date of such transfer or allocation;

(iii)            increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Live Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the SiriusXM Group or the Formula One Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the SiriusXM Group or the Formula One Group, or (z) following their conversion into shares of Liberty SiriusXM Common Stock or Liberty Formula One Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the SiriusXM Group or the Formula One Group that are contributed to the Live Group in consideration of an increase in the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Live Group Reference Share as of the date of such contribution; and

(iv)            increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the SiriusXM Group or the Formula One Group in the Live Group.

In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the SiriusXM Group and the amount, if any, of such change which is to be allocated to the Formula One Group. The aggregate Number of Shares Issuable with Respect to the Live Group Inter-Group Interest which are allocated at any applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the SiriusXM Group is referred to herein as the “Number of Shares Issuable to the SiriusXM Group with Respect to the Live Group Inter-Group Interest” and (B) the Formula One Group is referred to herein as the “Number of Shares Issuable to the Formula One Group with Respect to the Live Group Inter-Group Interest”.

Whenever a change in the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the SiriusXM Group and the Formula One Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest” is equal to such number as is in effect on the Effective Date as set forth in the statement on file with the Secretary of the Corporation, and will from time to time thereafter be (without duplication):

(i)            adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty SiriusXM Common Stock and dividends of shares of Liberty SiriusXM Common Stock to holders of Liberty SiriusXM Common Stock (and, to the extent the SiriusXM Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Live Group with Respect to the SiriusXM Group Inter-Group Interest and the Number of Shares Issuable to the Formula One Group with Respect to the SiriusXM Group Inter-Group Interest) and other reclassifications of Liberty SiriusXM Common Stock;

(ii)            decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty SiriusXM Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Live Group or the Formula One Group; (B) by a number equal to the aggregate number of shares of Liberty SiriusXM Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Live Group or the Formula One Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a SiriusXM Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, as of the SiriusXM Group Redemption Selection Date, by (y) the percentage of the Fair Value of the SiriusXM Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed SiriusXM Group Subsidiary which is attributable to the SiriusXM Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a SiriusXM Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the SiriusXM Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty SiriusXM Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(E), as applicable, of this Section A.2., by the applicable SiriusXM Group Redemption Amount or the applicable portion of the SiriusXM Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the SiriusXM Group that are transferred or allocated from the SiriusXM Group to the Live Group or the Formula One Group in consideration of a reduction in the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty SiriusXM Group Reference Share as of the date of such transfer or allocation;

(iii)            increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty SiriusXM Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Live Group or the Formula One Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the Live Group or the Formula One Group, or (z) following their conversion into shares of Liberty Live Common Stock or Liberty Formula One Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Live Group or the Formula One Group that are contributed to the SiriusXM Group in consideration of an increase in the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty SiriusXM Group Reference Share as of the date of such contribution; and

(iv)            increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Live Group or the Formula One Group in the SiriusXM Group.

In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the Live Group and the amount, if any, of such change which is to be allocated to the Formula One Group. The aggregate Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest which are allocated at the applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the Live Group is referred to herein as the “Number of Shares Issuable to the Live Group with Respect to the SiriusXM Group Inter-Group Interest” and (B) the Formula One Group is referred to herein as the “Number of Shares Issuable to the Formula One Group with Respect to the SiriusXM Group Inter-Group Interest”.

Whenever a change in the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the Live Group and the Formula One Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Old Liberty Formula One Attributed Liberty Live Fractional Liquidation Unit” means the fraction of a liquidation unit applicable to each Liberty Live Fraction for Old Liberty Formula One Common Stock obtained by multiplying (i) the Old Liberty Formula One Liquidation Unit by (ii) a fraction, (a) the numerator of which is the product of (1) the average of the daily volume weighted average prices of the Series C Liberty Live Common Stock over the Trading Period and (2) the Liberty Live Fraction for Old Liberty Formula One Common Stock, and (b) the denominator of which is the sum of (1) the product of (A) the average of the daily volume weighted average prices of the Series C Liberty Formula One Common Stock over the Trading Period and (B) the Formula One Ratio and (2) the product of (A) the average of the daily volume weighted average prices of the Series C Liberty Live Common Stock over the Trading Period and (B) the Liberty Live Fraction for Old Liberty Formula One Common Stock.

“Old Liberty Formula One Liquidation Unit” means the fraction of a liquidation unit per share of Old Liberty Formula One Common Stock as set forth on the statement on file with the Secretary of the Corporation immediately prior to the Effective Time.

“Old Liberty SiriusXM Attributed Liberty Live Fractional Liquidation Unit” means the fraction of a liquidation unit applicable to each Liberty Live Fraction for Old Liberty SiriusXM Common Stock obtained by multiplying (i) the Old Liberty SiriusXM Liquidation Unit by (ii) a fraction, (a) the numerator of which is the product of (1) the average of the daily volume weighted average prices of the Series C Liberty Live Common Stock over the Trading Period and (2) the Liberty Live Fraction for Old Liberty SiriusXM Common Stock, and (b) the denominator of which is the sum of (1) the product of (A) the average of the daily volume weighted average prices of the Series C Liberty SiriusXM Common Stock over the Trading Period and (B) the Liberty SiriusXM Ratio and (2) the product of (A) the average of the daily volume weighted average prices of the Series C Liberty Live Common Stock over the Trading Period and (B) the Liberty Live Fraction for Old Liberty SiriusXM Common Stock.

“Old Liberty SiriusXM Liquidation Unit” means the fraction of a liquidation unit per share of Old Liberty SiriusXM Common Stock as set forth on the statement on file with the Secretary of the Corporation immediately prior to the Effective Time.

“Optional Conversion Ratio” means the applicable of the Formula One/SiriusXM Group Optional Conversion Ratio, the Formula One/Live Group Optional Conversion Ratio, the Live/SiriusXM Group Optional Conversion Ratio, the Live/Formula One Group Optional Conversion Ratio, the SiriusXM/Formula One Group Optional Conversion Ratio and the SiriusXM/Live Group Optional Conversion Ratio.

“outstanding”, when used with respect to the shares of any series of Common Stock, will include, without limitation, the shares of such series, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any series of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest, the Number of Shares Issuable with Respect to the Live Group Inter-Group Interest or the Number of Shares Issuable with Respect to the Formula One Group Inter-Group Interest.

“Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

“Publicly Traded” means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

“Share Distribution” means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

“SiriusXM Group” means, as of any date:

(i)            the direct and indirect interest of the Corporation, as of the Effective Date, in SiriusXM Holdings Inc. and each of its Subsidiaries (including any successor to SiriusXM Holdings Inc. or any such Subsidiary by merger, consolidation or sale or other Disposition of all or substantially all of its assets, whether or not in connection with a SiriusXM Group Related Business Transaction) and their respective assets, liabilities and businesses;

(ii)            all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the SiriusXM Group as of the Effective Date;

(iii)            all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the SiriusXM Group, or contributed, allocated or transferred to the SiriusXM Group (including the net proceeds of any issuances, sales or incurrences for the account of the SiriusXM Group of shares of Liberty SiriusXM Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock, or indebtedness or Preferred Stock attributed to the SiriusXM Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iv)            the proceeds of any Disposition of any of the foregoing;

(v)            an Inter-Group Interest in the Live Group equal to one (1) minus the Live Group Outstanding Interest Fraction allocable to the SiriusXM Group as of such date; and

(vi)            an Inter-Group Interest in the Formula One Group equal to one (1) minus the Formula One Group Outstanding Interest Fraction allocable to the SiriusXM Group as of such date;

provided that the SiriusXM Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty SiriusXM Common Stock or in redemption of shares of Liberty SiriusXM Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the SiriusXM Group to the Live Group or the Formula One Group (other than through the SiriusXM Group’s Inter-Group Interest in the Live Group or the Formula One Group, if any, pursuant to clause (v) or (vi) above), including, without limitation, any SiriusXM Group Inter-Group Dividend Amount or SiriusXM Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“SiriusXM Group Allocable Net Proceeds” means, with respect to any SiriusXM Group Disposition, (i) if at the time of such SiriusXM Group Disposition, the SiriusXM Group Outstanding Interest Fraction is one (1), the SiriusXM Group Net Proceeds of such SiriusXM Group Disposition, or (ii) if at the time of such SiriusXM Group Disposition the SiriusXM Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the SiriusXM Group Net Proceeds of such SiriusXM Group Disposition, by (y) the SiriusXM Group Outstanding Interest Fraction as of such date.

“SiriusXM Group Available Dividend Amount,” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the SiriusXM Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the SiriusXM Group less the total liabilities (not including Preferred Stock attributed to the SiriusXM Group) of the SiriusXM Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty SiriusXM Common Stock and each series of Preferred Stock attributed to the SiriusXM Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the SiriusXM Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

“SiriusXM Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of Liberty SiriusXM Common Stock pursuant to this Section A.2.

“SiriusXM Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty SiriusXM Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the SiriusXM Group Conversion Date).

“SiriusXM Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the SiriusXM Group to one or more Persons.

“SiriusXM Group Net Proceeds” means, as of any date, with respect to any SiriusXM Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Live Group or the Formula One Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the SiriusXM Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the SiriusXM Group. For purposes of this definition, any assets of the SiriusXM Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“SiriusXM Group Outstanding Interest Fraction,” as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty SiriusXM Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty SiriusXM Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the SiriusXM Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty SiriusXM Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the Liberty SiriusXM Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the SiriusXM Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“SiriusXM Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of Liberty SiriusXM Common Stock pursuant to this Section A.2.

“SiriusXM Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of Liberty SiriusXM Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the SiriusXM Group Redemption Date).

“SiriusXM Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the SiriusXM Group in which the Corporation receives as proceeds of such Disposition primarily capital stock or other equity securities (including, without limitation, capital stock or other securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the SiriusXM Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the SiriusXM Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the SiriusXM Group prior to such Disposition, as determined in good faith by the Board of Directors.

“SiriusXM Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of Liberty SiriusXM Common Stock, the number of shares (including any fraction of a share) of Liberty SiriusXM Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“Subsidiary,” when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Trading Day” means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

“Trading Period” means the period commencing on (and including) the first Trading Day which is a Trading Day for each of the (x) Series C Liberty SiriusXM Common Stock, (y) Series C Liberty Live Common Stock and (z) Series C Liberty Formula One Common Stock (any such Trading Day a “Qualifying Trading Day”) and ending on (and including) the 20th Qualifying Trading Day (which need not be consecutive) thereafter.

“Voting Securities” means the Liberty SiriusXM Group Voting Securities, the Liberty Live Group Voting Securities, the Liberty Formula One Group Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
Common Stock	Article IV(a)
Corporation	Article I
DGCL	Article III
Distributable Formula One Group Subsidiary Securities	Article IV, Section A.2(g)(i)
Distributable Live Group Subsidiary Securities	Article IV, Section A.2(f)(i)
Distributable SiriusXM Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributed Formula One Group Subsidiary	Article IV, Section A.2(g)(i)
Distributed Live Group Subsidiary	Article IV, Section A.2(f)(i)
Distributed SiriusXM Group Subsidiary	Article IV, Section A.2(e)(i)
Effective Time	Article IV
Formula One Group Distribution Subsidiary Securities	Article IV, Section A.2(g)(i)
Formula One Group Inter-Group Dividend	Article IV, Section A.2(c)(iii)(A)
Formula One Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(iii)(A)
Formula One Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(g)(i)
Formula One Group Inter-Group Partial Redemption Election	Article IV, Section A.2(g)(ii)(4)
Formula One Group Inter-Group Redemption Amount	Article IV, Section A.2(g)(ii)(4)
Formula One Group Inter-Group Redemption Election	Article IV, Section A.2(g)(i)
Formula One Group Redemption Amount	Article IV, Section A.2(g)(ii)(B)(II)

Additional Defined Terms	Section
Formula One Group Redemption Shares	Article IV, Section A.2(g)(i)
Formula One Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(C)
Formula One Group’s Fractional Interest in the Live Group	Article IV, Section A.2(c)(ii)(A)
Formula One Group’s Fractional Interest in the SiriusXM Group	Article IV, Section A.2(c)(i)(A)
Formula One Ratio	Article IV(i)
Formula One/Live Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
Formula One/SiriusXM Group Optional Conversion Ratio	Article IV, Section A.2(b)(ii)(B)
Liberty Formula One Common Stock	Article IV(iii)
Liberty Live Common Stock	Article IV(iii)
Liberty Live Fraction for Old Liberty Formula One Common Stock	Article IV(i)
Liberty Live Fraction for Old Liberty SiriusXM Common Stock	Article IV(iv)
Liberty SiriusXM Common Stock	Article IV(vi)
Liberty SiriusXM Ratio	Article IV(iv)
Live Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
Live Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)(A)
Live Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)(A)
Live Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
Live Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
Live Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)(4)

Additional Defined Terms	Section
Live Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)(4)
Live Group Redemption Amount	Article IV, Section A.2(f)(ii)(B)(II)
Live Group Redemption Shares	Article IV, Section A.2(f)(i)
Live Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(B)
Live Group’s Fractional Interest in the Formula One Group	Article IV, Section A.2(c)(iii)(A)
Live Group’s Fractional Interest in the SiriusXM Group	Article IV, Section A.2(c)(i)(A)
Live/Formula One Group Optional Conversion Ratio	Article IV, Section A.2(b)(v)(B)
Live/SiriusXM Group Optional Conversion Ratio	Article IV, Section A.2(b)(iv)(B)
Old Liberty SiriusXM Common Stock	Article IV(vi)
Old Liberty Formula One Common Stock	Article IV(iii)
Old Series A Liberty Formula One Common Stock	Article IV(i)
Old Series A Liberty SiriusXM Common Stock	Article IV(iv)
Old Series B Liberty Formula One Common Stock	Article IV(ii)
Old Series B Liberty SiriusXM Common Stock	Article IV(v)
Old Series C Liberty Formula One Common Stock	Article IV(iii)
Old Series C Liberty SiriusXM Common Stock	Article IV(vi)
Preferred Stock	Article IV(b)
Preferred Stock Designation	Article IV, Section B
proceeding	Article V, Section E.2(a)
Series A Liberty Formula One Common Stock	Article IV(i)
Series A Liberty Live Common Stock	Article IV(i)
Series A Liberty SiriusXM Common Stock	Article IV(iv)

Additional Defined Terms	Section
Series B Liberty Formula One Common Stock	Article IV(ii)
Series B Liberty Live Common Stock	Article IV(ii)
Series B Liberty SiriusXM Common Stock	Article IV(v)
Series C Liberty Formula One Common Stock	Article IV(iii)
Series C Liberty Live Common Stock	Article IV(iii)
Series C Liberty SiriusXM Common Stock	Article IV(vi)
SiriusXM Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
SiriusXM Group Inter-Group Dividend	Article IV, Section A.2(c)(i)(A)
SiriusXM Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)(A)
SiriusXM Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
SiriusXM Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)(4)
SiriusXM Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)(4)
SiriusXM Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
SiriusXM Group Redemption Amount	Article IV, Section A.2(e)(ii)(B)(II)
SiriusXM Group Redemption Shares	Article IV, Section A.2(e)(i)
SiriusXM Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(A)
SiriusXM Group’s Fractional Interest in the Formula One Group	Article IV, Section A.2(c)(iii)(A)
SiriusXM Group’s Fractional Interest in the Live Group	Article IV, Section A.2(c)(ii)(A)
SiriusXM/Formula One Group Optional Conversion Ratio	Article IV, Section A.2(b)(vi)(B)

Additional Defined Terms	Section
SiriusXM/Live Group Optional Conversion Ratio	Article IV, Section A.2(b)(vii)(B)
substantially all of the assets of the Formula One Group	Article IV, Section A.2(g)(ii)(1)
substantially all of the assets of the Live Group	Article IV, Section A.2(f)(ii)(1)
substantially all of the assets of the SiriusXM Group	Article IV, Section A.2.(e)(ii)(1)

(k)            Reclassification. The Corporation will not reclassify, subdivide or combine one series of Liberty SiriusXM Common Stock without reclassifying, subdividing or combining each other series of Liberty SiriusXM Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Live Common Stock without reclassifying, subdividing or combining each other series of Liberty Live Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Formula One Common Stock without reclassifying, subdividing or combining each other series of Liberty Formula One Common Stock on an equal per share basis.

(l)            Transfer Taxes. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of capital stock and/or other securities upon conversion or redemption of shares of Common Stock pursuant to this Section A.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issuance or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Section B

PREFERRED STOCK

The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a “Preferred Stock Designation”). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

(i)            the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

(ii)            the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

(iii)            the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

(iv)            the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

(v)            the voting powers, if any, of the holders of such series, including whether such series will be designated as a Liberty SiriusXM Group Voting Security, a Liberty Live Group Voting Security, a Liberty Formula One Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which such series may vote together with the holders of any other class or series of capital stock of the Corporation;

(vi)            the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

(vii)            any other relative rights, powers, preferences and limitations, if any, of such series.

The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate. All shares of any one series of the Preferred Stock will be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

Article V

DIRECTORS

Section A

NUMBER OF DIRECTORS

The governing body of the Corporation will be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

Section B

CLASSIFICATION OF THE BOARD

Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors expired at the annual meeting of stockholders in 2014; the term of office of the initial Class II directors expired at the annual meeting of stockholders in 2015; and the term of office of the initial Class III directors expired at the annual meeting of stockholders in 2013. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

Section C

REMOVAL OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

Section D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

Section E

LIMITATION ON LIABILITY AND INDEMNIFICATION

1.            Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

2.            Indemnification.

(a)            Right to Indemnification. The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b)            Prepayment of Expenses. The Corporation will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c)            Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d)            Non-Exclusivity of Rights. The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

(e)            Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

3.            Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section F

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

Article VI

TERM

The term of existence of this Corporation shall be perpetual.

Article VII

STOCK NOT ASSESSABLE

The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.

Article VIII

MEETINGS OF STOCKHOLDERS

Section A

ANNUAL AND SPECIAL MEETINGS

Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

Section B

ACTION WITHOUT A MEETING

No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, holders of any series of Preferred Stock may take action by written consent to the extent provided in a Preferred Stock Designation with respect to such series.

Article IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

(i)            the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

(ii)            the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

(iii)            the merger or consolidation of this Corporation with or into any other corporation (including a merger consummated pursuant to Section 251(h) of the DGCL and notwithstanding the exception to a vote of the stockholders for such a merger set forth therein); provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the vote of this Corporation’s stockholders (other than Section 251(h) of the DGCL), or (B) that at least 75% of the members of the Board of Directors then in office have approved;

(iv)            the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

(v)            the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

Nothing contained in Section A.2 of this Certificate shall in any way limit, modify or otherwise affect any voting requirement set forth in this Article IX. Any stockholder approval required pursuant to this Article IX or the DGCL will be in addition to, and not in lieu of, any approval of the holders of Liberty SiriusXM Common Stock, Liberty Live Common Stock or Liberty Formula One Common Stock required pursuant to Section A.2. of this Certificate.

All rights at any time conferred upon the stockholders of the Corporation, pursuant to this Certificate are granted subject to the provisions of this Article IX.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this [•]th day of [•], 2023.

LIBERTY MEDIA CORPORATION

By:
Name:
Title:

111